                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
             Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant [X]

    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:

    [ ] Preliminary Proxy Statement

    [X] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Section 240-14a.11(c) or
        Section 240.14a-12


                              Ford Motor Company
- -------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


                              Ford Motor Company
- -------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

    [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)

    [ ] $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3)

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------


    * Set forth the amount on which the filing fee is calculated and state how it was determined.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

    (3) Filing Party:

        ------------------------------------------------------------------------

    (4) Date Filed:

        ------------------------------------------------------------------------

                                    (LOGO)

Ford Motor Company                                             The American Road
                                                   Dearborn, Michigan 48121-1899

                                                                   April 6, 1995

TO OUR STOCKHOLDERS:

Our 1995 Annual Meeting will be held at the Waterside Convention Center, 215 East Main Street, Norfolk, Virginia, on Thursday, May 11, 1995.

Your Board of Directors chose Norfolk, Virginia for this year's meeting because it is the home of our Norfolk assembly plant, which is celebrating its 70th anniversary this year. The Norfolk plant assembles the F-Series pickup truck and is a state-of-the-art assembly facility, with about 1,900 employees. The Company is one of the largest private employers in the Norfolk area.

The Ford F-Series pickup truck continues to be the best-selling vehicle in the United States -- a distinction it has held each year for the last 13 years. This is an outstanding achievement, and one that is in no small measure due to the dedication and commitment of the men and women who assemble these vehicles. The Board's selection of Norfolk reflects the Company's appreciation of their efforts, and demonstrates our commitment to maintaining leadership in this all-important and growing segment of our business.

We urge you to read the Notice of Meeting and Proxy Statement so you may be informed about the business to come before the meeting. At your earliest convenience, please sign and return the accompanying Proxy Card in the postage-paid envelope. To make sure that your shares will be represented, you should sign and return the Proxy Card whether or not you plan to attend the meeting.

The Annual Meeting will start promptly at 10 A.M., Eastern Daylight Time. If you would like an admission ticket, please check the "yes" box on the Proxy Card next to the heading "Plan to Attend Meeting."

                                             [SIG]

                                        ALEX TROTMAN
                                        Chairman of the Board

- --------------------------------------------------------------------------------

         PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ACCOMPANYING PROXY
    CARD IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, WHETHER OR NOT
    YOU PLAN TO ATTEND THE MEETING.
- --------------------------------------------------------------------------------

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Ford Motor Company, a Delaware corporation, will be held at the Waterside Convention Center, 215 East Main Street, Norfolk, Virginia, on Thursday, May 11, 1995, at 10:00 A.M., Eastern Daylight Time, for the election of directors and for the following purposes:

1. To consider and take action upon a proposal to ratify the selection, by the Audit Committee of the Board of Directors, of Coopers & Lybrand L.L.P. as independent public accountants to audit the books of account and other corporate records of the Company for 1995 (designated as Proposal 1 in the accompanying Proxy Statement).

2. To consider and take action upon a proposal recommended by the Board of Directors to approve limits and other terms under which certain executives of the Company may be compensated under the Company's Supplemental Compensation Plan (designated as Proposal 2 in the accompanying Proxy Statement).

3. To consider and take action upon a proposal recommended by the Board of Directors to approve limits and other terms under which certain executives of the Company may receive stock options pursuant to Article 5 of the Company's 1990 Long-Term Incentive Plan (designated as Proposal 3 in the accompanying Proxy Statement).

4. To consider and take action upon a proposal of certain stockholders relating to the rotation of the Company's Annual Meeting location, if such proposal should be presented at the meeting (designated as Proposal 4 in the accompanying Proxy Statement).

5. To consider and take action upon a proposal of certain stockholders relating to a report on maquiladora operations in Mexico, if such proposal should be presented at the meeting (designated as Proposal 5 in the accompanying Proxy Statement).

The determination of stockholders entitled to notice of and to vote at the meeting shall be made as of the close of business on March 13, 1995, the record date fixed by the Board of Directors for such purpose. The place and time of the meeting, set forth above, have been determined by the Board of Directors in accordance with the By-Laws of the Company.

                                             By Order of the Board of Directors,

                                                              [SIG]

                                                        JOHN M. RINTAMAKI
                                                            Secretary

April 6, 1995

                                                  FORD MOTOR COMPANY
                                                  THE AMERICAN ROAD
PROXY STATEMENT                  April 6, 1995    DEARBORN, MICHIGAN 48121-1899

This Proxy Statement is furnished in connection with the solicitation, at the direction of the Board of Directors of the Company, of proxies to be used at the Annual Meeting of Stockholders to be held on May 11, 1995. It is expected that this Proxy Statement and the accompanying form of proxy will be mailed to stockholders beginning April 6, 1995.

Holders of record of Common Stock and holders of record of Class B Stock at the close of business on March 13, 1995 will be entitled to vote at the meeting. On that date 955,747,918 shares of Common Stock and 70,852,076 shares of Class B Stock were issued and outstanding. Each stockholder is entitled to one vote for each share of Common Stock, and 8.993 votes for each share of Class B Stock, held by such stockholder. Under the Company's Certificate of Incorporation, holders of Common Stock in the aggregate presently have 60% of the general voting power and holders of Class B Stock in the aggregate have the remaining 40% of the general voting power. Holders of Common Stock and holders of Class B Stock will vote together without regard to class upon the matters to come before the meeting. Holders of the Company's Series A Cumulative Convertible Preferred Stock ("Series A Preferred Stock") and Series B Cumulative Preferred Stock ("Series B Preferred Stock") have no voting rights at this meeting.

Under the provisions of the Company's Savings and Stock Investment Plan for Salaried Employees, 157,433,316 shares of Common Stock of the Company held by the Trustee may be voted at the meeting pursuant to confidential instructions from participating employees.

Shares represented by a proxy in the accompanying form, unless previously revoked, will be voted at the meeting if the proxy is returned to the Company properly executed and in sufficient time to permit the necessary examination and tabulation of the proxy before a vote is taken. The form of proxy permits a specification as to whether or not shares represented by the proxy are to be voted for the election of all nominees for director or are to be withheld from certain nominees for director. The form of proxy also permits the specification of approval, disapproval or abstention as to each of five proposals, designated as Proposal 1, Proposal 2, Proposal 3, Proposal 4 and Proposal 5, set forth in full and commented upon in this Proxy Statement.

Proposals 1, 2 and 3 will be presented at the meeting by management, and Proposals 4 and 5 may be presented by stockholders. Where a choice has been specified in the proxy, the shares represented by the proxy will be voted or the votes withheld in accordance with the specification. IF NO SPECIFICATION IS INDICATED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR AS SET FORTH UNDER "ELECTION OF DIRECTORS" BELOW AND "FOR" PROPOSALS 1, 2 AND 3 AND "AGAINST" PROPOSALS 4 AND 5. Proxies may be revoked, at any time before they are exercised, by written notice to the Secretary, by timely submission of a properly executed later-dated proxy or by voting in person at the meeting.

The vote required for the election of directors and the approval of each of Proposals 1, 2, 3, 4 and 5 is a majority of the votes that could be cast in the election or on such Proposal by stockholders who are present in person or represented by proxy at the meeting, computed in the case of each share as described in the second paragraph on this page.

The total number of votes that could be cast at the meeting is the sum of votes cast and abstentions. Abstentions are counted as "shares present" at the meeting for purposes of determining the presence of a quorum and have the effect of a vote "against" any matter as to which they are specified. Broker nonvotes with respect to any matter are not considered "shares present" and will not affect the outcome of the vote on such matter.

The stock information reported in this Proxy Statement reflects the Company's two-for-one stock split in the form of a 100% stock dividend that became effective June 6, 1994.

Any stockholder proposal intended for inclusion in the proxy material for the 1996 Annual Meeting of Stockholders must be received by the Company by December 7, 1995.

The management knows of no other matter to be presented at the meeting which would be a proper subject for action by the stockholders of the Company. The By-Laws of the Company provide that no business other than that stated in the notice of meeting shall be transacted at any meeting of stockholders. If any other matter should be presented at the meeting upon which a vote properly may be taken, it is intended that shares represented by proxies in the accompanying form will be voted with respect thereto in accordance with the judgment of the person or persons voting such shares.

ELECTION OF DIRECTORS

Fifteen directors are to be elected at the meeting, each to serve until the next annual meeting of stockholders and until the director's successor shall have been elected and shall have qualified. It is intended that shares represented by proxies in the accompanying form will be voted FOR THE ELECTION OF ALL OF THE NOMINEES NAMED IN THE FOLLOWING PAGES, UNLESS A CONTRARY DIRECTION IS INDICATED.

The Board of Directors met nine times during 1994. Each of the nominees is a member of the present Board of Directors.

If some unexpected occurrence should make necessary, in the judgment of the Board of Directors, the substitution of some other person for any of the nominees, shares represented by proxies in the accompanying form will be voted FOR SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY SELECT. Information concerning the nominees for election as directors is set forth below. Each nominee has furnished to the Company the information included with respect to beneficial ownership, as of March 1, 1995, of equity securities of the Company and its subsidiaries and, if not employed by the Company, the nominee's principal occupation. No nominee (including nominees who are named executive officers in the Summary Compensation Table on page 22) beneficially owned more than 0.2% of the total outstanding Common Stock, Series A Preferred Stock or Series B Preferred Stock of the Company. Present directors and executive officers as a group, including the named executives listed in the Summary Compensation Table on page 22, beneficially owned 3,669,114 shares (0.4%) of Common Stock and 1,200 depositary shares representing Series A Preferred Stock (less than 0.1%). In addition, they held stock options exercisable within 60 days after March 1, 1995 for the acquisition of 3,607,262 shares of Common Stock under the Company's stock option plans. See pages 24 and 25 for additional information on stock options. See pages 4, 5 and 11 for information on ownership of Class B Stock.

NOMINEES

Age, Principal
Occupation and Year
First Became a Director    Other Information
- --------------------------------------------------------------------------------

                           Committee Memberships: Audit; Organization Review and Nominating. Mr. Chandler was
                           Chairman of the Board and Chief Executive Officer of Eastman Kodak Company from July
- ------------------------   1983 until he retired in June 1990. Prior to that date and since 1977, he had been
Colby H. Chandler, 69      President. He had been a director of that company from 1974 through May 1993. He
Retired Chairman of the    joined Eastman Kodak Company after receiving a bachelor's degree in engineering
Board and Chief            physics from the University of Maine in 1950 and was elected an Assistant Vice
Executive Officer,         President in 1972 and Executive Vice President and General Manager of the U.S. and
Eastman Kodak              Canadian Photographic Division in 1974. Mr. Chandler studied as a Sloan Fellow at
Company,                   Massachusetts Institute of Technology during 1962-1963, and he holds a master's
Rochester, New York        degree in industrial management from Massachusetts Institute of Technology. He is a
1983                       director of Citicorp, Digital Equipment Corporation and J. C. Penney Co., Inc., a
- ------------------------   trustee of the University of Rochester and the Rochester Institute of Technology,
                           and a member of The Business Council and the Massachusetts Institute of Technology
                           Corporation.
                           SHARES BENEFICIALLY OWNED: Ford Motor Company Common Stock, 50,000(1); Common Stock
                           Units, 7,677.(2)

- --------------------------------------------------------------------------------

                           Committee Memberships: Compensation and Option; Organization Review and Nominat-
                           ing. Mr. Dingman became President and Chief Executive Officer of Shipston Group
- ------------------------   Ltd., a diversified international holding company, in 1994. In addition, he became
Michael D. Dingman, 63     Chairman of Fisher Scientific International Inc. and Chairman and Chief Executive
President and              Officer of Abex Inc. when they became public companies in 1991 and 1992,
Chief Executive Officer,   respectively, and had been Chairman or President of their predecessor companies
Shipston Group Ltd.,       since 1970. He also served as Chairman of the Board and Chief Executive Officer of
Nassau, Bahamas            The General Chemical Group Inc., a major manufacturer of industrial products, from
1981                       1989 to 1994. Mr. Dingman was educated at the University of Maryland, where he
- ------------------------   received an honorary degree of Doctor of Science in Business and Management in 1989
                           and endowed the Michael D. Dingman Center for Entrepreneurship. He is a trustee of
                           The John A. Hartford Foundation.
                           SHARES BENEFICIALLY OWNED: Ford Motor Company Common Stock, 12,400(1)(3); Common
                           Stock Units, 41,218.(2)

- --------------------------------------------------------------------------------

Age, Principal
Occupation and Year
First Became a Director    Other Information
- --------------------------------------------------------------------------------

                           Committee Membership: Finance. Mr. Ford joined Ford Motor Company in January 1974 after graduation from Babson College in 1973 with a bachelor's degree in business
- ------------------------   administration. He has held a number of positions in Ford Motor Company and, in
Edsel B. Ford II(4), 46    1983, became the Advertising Manager of Ford Division. In 1985, he became General
Vice President,            Marketing Manager, Lincoln-Mercury Division and in 1987 was appointed General Sales
Ford Motor Company         Manager of Lincoln-Mercury Division. He became Executive Director, Marketing Staff
and President and          on July 1, 1989 and President and Chief Operating Officer, Ford Motor Credit
Chief Operating            Company, on May 1, 1991. Mr. Ford was elected a Vice President of the Company on
Officer, Ford Motor        December 9, 1993. Mr. Ford completed the management development program at the
Credit Company             Harvard Business School in 1981. He is an arts commissioner for the City of Detroit,
1988                       Chairman of the Edsel and Eleanor Ford House and CATCH (Caring Athletes Team for
- ------------------------   Children's and Henry Ford Hospitals), Vice- Chairman of the Detroit Institute for
                           Children, a Trustee of the Henry Ford Museum and Greenfield Village and a member of the Salvation Army National Advisory Board.
                           SHARES BENEFICIALLY OWNED: Ford Motor Company Common Stock, 28,585(3)(5); Ford Motor
                           Company Class B Stock, 2,208,214 (3.1% of the outstanding Class B Stock).

- --------------------------------------------------------------------------------

                           Committee Memberships: Finance; Organization Review and Nominating. Mr. Ford served as Vice Chairman of the Board of Directors from April 1980 until he retired in 1989,
- ------------------------   and as Chairman of the Finance Committee of the Board of Directors from November
William Clay Ford(4), 70   1987 until January 1, 1995. Mr. Ford was employed by the Company since his
Retired Chairman of the    graduation from Yale University in 1949. He was a Vice President from 1953 and had
Finance Committee          overall staff supervision of the Company's product design programs from 1956 until
1948                       April 10, 1980, when he was elected Vice Chairman of the Board of Directors. He was
- ------------------------   a member of the Policy and Strategy Committee and Chairman of the Design Committee.
                           Prior to 1956, Mr. Ford served in the following positions: 1954 -- General Manager,
                           Continental Division; and 1955 -- Group Director, Lincoln and Continental Divisions.
                           On June 8, 1978, he became Chairman of the Executive Committee of the Board of
                           Directors and was named a member of the Office of the Chief Executive. Mr. Ford is
                           Chairman Emeritus of The Edison Institute, which operates Henry Ford Museum and
                           Greenfield Village in Dearborn, Michigan. He is an honorary life trustee of the
                           Eisenhower Medical Center, Palm Desert, California, and owner and President of The
                           Detroit Lions, Inc.
                           SHARES BENEFICIALLY OWNED: Ford Motor Company Common Stock, 1,160,132(1)(5)(6); Ford
                           Motor Company Class B Stock, 10,304,642 (14.5% of the outstanding Class B Stock).

- --------------------------------------------------------------------------------

Age, Principal
Occupation and Year
First Became a Director    Other Information
- --------------------------------------------------------------------------------

                           Committee Memberships: Finance; Organization Review and Nominating. Mr. Ford joined
                           Ford Motor Company in 1979. He graduated from Princeton University with a bachelor's
- ------------------------   degree in history and earned a master's degree in management as an Alfred P. Sloan
William Clay Ford,         Fellow at the Massachusetts Institute of Technology. He began as a Product Planning
Jr.(4), 37                 Analyst in Advanced Vehicles Development. In 1982 he became Zone Manager, New
Chairman of the Finance    York-New Jersey area, Ford Division District Sales. In 1984 he became an
Committee                  International Finance Division Specialist, Finance Staff; in 1985, Planning Manager,
1988                       Car Product Development; in 1986, Director, Commercial Vehicle Marketing, Ford of
- ------------------------   Europe; in 1987, Chairman and Managing Director, Ford Switzerland; and in 1989, he
                           became Manager, Heavy Truck Engineering and Manufacturing. In March 1990, he became
                           Director, and in March 1991, Executive Director, Business Strategy -- Ford
                           Automotive Group. He became General Manager, Climate Control Division in August
                           1992. Mr. Ford was elected Vice President - Commercial Truck Vehicle Center on May
                           1, 1994, and served in that capacity until January 1, 1995, when he resigned from active management of the Company. He was elected Chairman of the Finance Committee of the Board of Directors effective January 1, 1995. Mr. Ford is Vice Chairman of
                           The Detroit Lions, Inc. and a trustee of The Edison Institute, which operates Henry
                           Ford Museum and Greenfield Village. He also is a trustee of the Henry Ford Health
                           System, a member of the World Economic Forum's Global Leaders for Tomorrow, a
                           Commissioner for the Greening of Detroit and a member of the NFL World League Board of Directors.
                           SHARES BENEFICIALLY OWNED: Ford Motor Company Common Stock, 73,649(5); Ford Motor
                           Company Class B Stock, 3,171,900 (4.5% of the outstanding Class B Stock).

- --------------------------------------------------------------------------------

                           Committee Memberships: Compensation and Option; Organization Review and Nominating.
                           Mr. Goizueta has been Chairman of the Board and Chief Executive Officer of The Coca-
- ------------------------   Cola Company since 1981. He has been associated with The Coca-Cola Company since
Roberto C. Goizueta, 63    1954 and was elected to the following positions there: Vice President, in 1966,
Chairman of the Board      Senior Vice President, Technical Division, in 1974, Executive Vice President, in
and Chief Executive        1975, Vice Chairman, in 1979, President, Chief Operating Officer and Director, in
Officer, The Coca-Cola     1980. Mr. Goizueta received a bachelor's degree in chemical engineering from Yale
Company, Atlanta, Georgia  University. He is a director of Eastman Kodak Company, SONAT Inc., SunTrust Banks,
1983                       Inc., Trust Company of Georgia and Trust Company Bank. He is a trustee of Emory
- ------------------------   University and The American Assembly and a member of The Business Council.
                           SHARES BENEFICIALLY OWNED: Ford Motor Company Common Stock, 8,500.(1)

- --------------------------------------------------------------------------------

Age, Principal
Occupation and Year
First Became a Director    Other Information
- --------------------------------------------------------------------------------

                           Committee Memberships: Audit; Organization Review and Nominating. Mr. Hockaday has
                           been President and Chief Executive Officer of Hallmark Cards, Inc. since January 1,
- ------------------------   1986, and a director since 1978. He had been the Executive Vice President of
Irvine O. Hockaday, Jr.,   Hallmark Cards, Inc. since July 1, 1983. Prior to that date, he had held a number of
58 President and           executive positions with Kansas City Southern Industries, Inc., and became its
Chief Executive Officer,   President and Chief Executive Officer in 1981. Mr. Hockaday earned his bachelor of
Hallmark Cards, Inc.,      arts degree from Princeton in 1958 and his law degree from the University of
Kansas City, Missouri      Michigan in 1961. Mr. Hockaday also is a director of the Continental Corporation and
1987                       Dow Jones, Inc. He also is a trustee of the Hall Family Foundations.
- ------------------------   SHARES BENEFICIALLY OWNED: Ford Motor Company Common Stock, 6,000(1); Common Stock
                           Units, 861.(2)

- --------------------------------------------------------------------------------

                           Committee Memberships: Audit; Organization Review and Nominating. Mrs. Kravis was
                           appointed a senior fellow of the Hudson Institute Inc. in 1994. Prior to that time,
- ------------------------   and since 1978, she served as the Executive Director of the Hudson Institute of
Marie-Josee Kravis, 45     Canada. She was a financial analyst for the Power Corporation of Canada from 1969 to
Senior Fellow,             1971, and served as Special Assistant to the Minister of Supply and Services of
Hudson Institute Inc.,     Canada from 1971 to 1973. From 1973 to 1976 she was an economist with the Hudson
Indianapolis, Indiana      Institute (U.S.A.). Mrs. Kravis was Vice Chair of the Canadian Royal Commission on
1995                       National Passenger Transportation, a member of the Quebec government's Consultative
- ------------------------   Committee on Financial Institutions and of the Board of Trustees of the Hudson
                           Institute. She recently was appointed to the bi-national Dispute Settlement Panel established under the Canada-U.S. Free Trade Accord, and currently is an adjunct fellow of the Council on Foreign Relations in New York City. Mrs. Kravis holds degrees in economics from the University of Quebec and the University of Ottawa and
                           honorary degrees from the University of Windsor and Laurentian University. She is a
                           director of Canadian Imperial Bank of Commerce, Hollinger Inc., The Molson Companies
                           Ltd., The Seagrams Co. Ltd. and Unimedia Inc.
                           SHARES BENEFICIALLY OWNED: Ford Motor Company Common Stock, 1,000.

- --------------------------------------------------------------------------------

Age, Principal
Occupation and Year
First Became a Director    Other Information
- --------------------------------------------------------------------------------

                           Committee Memberships: Compensation and Option; Organization Review and Nominat-
                           ing. Mr. Lewis became Chairman and Chief Executive Officer of Union Pacific
- ------------------------   Corporation on October 1, 1987, after serving as President and Chief Operating
Drew Lewis, 63             Officer since October 15, 1986. He has been a Director of Union Pacific Corporation
Chairman and Chief         since January 30, 1986 and was Chairman and Chief Executive Officer of Union Pacific
Executive Officer,         Railroad Company from April 1, 1986 to October 15, 1986. Prior to that date and
Union Pacific              since 1983, he had been Chairman of the Board and Chief Executive Officer of Warner
Corporation,               Amex Cable Communications Inc. He served as Secretary of Transportation between 1981
Bethlehem, Pennsylvania    and 1983. Mr. Lewis also is a director of American Express Company, AT&T Co. and FPL
1986                       Group, Inc.
- ------------------------   SHARES BENEFICIALLY OWNED: Ford Motor Company Common Stock, 16,000.(1)

- --------------------------------------------------------------------------------

                           Committee Memberships: Audit; Organization Review and Nominating. Ms. Marram became
                           President of The Seagram Beverage Group and Executive Vice President of The Seagram
- ------------------------   Company Ltd. and Joseph E. Seagram & Sons Inc. in May 1993. She served as Senior
Ellen R. Marram, 48        Vice President of the Nabisco Foods Group and President of Nabisco Biscuit Company
President, The Seagram     from June 1988 until April 1993. She was President, Nabisco Grocery Division from
Beverage Group,            1987 to 1988. Prior to that time, she held a number of executive and marketing
New York, New York         positions at Nabisco/Standard Brands, Johnson & Johnson and Lever Brothers. Ms.
1988                       Marram received a bachelor's degree from Wellesley College in 1968 and a master's
- ------------------------   degree in business administration from Harvard Business School in 1970. She is a director of the Advertising Council and a member of the GMA Industry Productivity
                           Council and the Associates of Harvard Business School.
                           SHARES BENEFICIALLY OWNED: Ford Motor Company Common Stock, 6,000(1); Common Stock
                           Units, 3,826.(2)

- --------------------------------------------------------------------------------

Age, Principal
Occupation and Year
First Became a Director    Other Information
- --------------------------------------------------------------------------------

                           Committee Memberships: Compensation and Option; Organization Review and Nominat-
                           ing. Mr. Olsen was President, Chief Executive Officer and a Director of Digital
- ------------------------   Equipment Corporation until October 1992, at which time he was named President
Kenneth H. Olsen, 69       Emeritus. He spent seven years with MIT's Lincoln Laboratory before founding Digital
President Emeritus,        Equipment Corporation in 1957. In 1950, Mr. Olsen received a bachelor of science
Digital Equipment          degree in electrical engineering from MIT and a master's degree in 1952. Mr. Olsen
Corporation,               is a director of Polaroid Corporation and a member of the Massachusetts Institute of
Stow, Massachusetts        Technology Corporation. In addition, he is a Fellow of the Institute of Electrical
1979                       and Electronic Engineers and is a member of the National Academy of Engineering.
- ------------------------   SHARES BENEFICIALLY OWNED: Ford Motor Company Common Stock, 13,000.(1)

- --------------------------------------------------------------------------------

                           Committee Memberships: Audit; Organization Review and Nominating. Mr. Reichardt
- ------------------------   served as Chairman of the Board and Chief Executive Officer of Wells Fargo & Company
Carl E. Reichardt, 63      from 1983 until his retirement on December 31, 1994. He became associated with Wells
Retired Chairman of the    Fargo & Company in 1970 and was elected President of Wells Fargo Bank, N.A., in
Board and Chief            1978. He was elected to the following positions with Wells Fargo & Company:
Executive Officer,         Executive Vice President in 1973, President in 1979, and Chief Operating Officer in
Wells Fargo & Company,     1981. Mr. Reichardt received a bachelor's degree in economics from the University of
San Francisco,             Southern California. His directorships include Wells Fargo & Company, Wells Fargo
California                 Bank, N.A., Columbia/HCA Healthcare Corporation, Con Agra, Inc., Newhall Management
1986                       Corporation and Pacific Gas and Electric Company.
- ------------------------   SHARES BENEFICIALLY OWNED: Ford Motor Company Common Stock, 20,000.(1)


- --------------------------------------------------------------------------------

Age, Principal
Occupation and Year
First Became a Director    Other Information
- --------------------------------------------------------------------------------

                           Committee Membership: Finance. Mr. Ross joined the Company in 1955. He became
                           General Manager of the Company's former Industrial and Chemical Products Division in
- ------------------------   1972, and a year later was named General Manager of the former Industrial Engine and
Louis R. Ross, 63          Turbine Division. He later served as Vice President of Ford Brazil. He was elected a
Vice Chairman and          Company Vice President in 1975 and appointed General Manager of Ford Tractor Opera-
Chief Technical            tions. In 1977, he became Executive Vice President -- Ford Diversified Products
Officer                    Operations. From 1979 through 1982, Mr. Ross was Executive Vice President -- Car
1985                       Product Development, Ford North American Automotive Operations. In 1983, he was
- ------------------------   appointed Executive Vice President -- Technical Staffs and in October 1984, he was
                           appointed Executive Vice President -- Operations, North American Automotive
                           Operations. On February 1, 1985 he became Executive Vice President -- Ford North
                           American Automotive Operations. He was appointed Executive Vice President --
                           International Automotive Operations effective May 1, 1989. He became Vice Chairman and Chief Technical Officer on January 1, 1993. Mr. Ross graduated from Wayne State
                           University and received an MBA from Michigan State University. Mr. Ross serves on the Oakland University Foundation Board, the Michigan State Foundation Board and the
                           Advisory Board of the Heart and Vascular Institute, Henry Ford Hospital. He is a
                           trustee of GMI and Oakland University.
                           SHARES BENEFICIALLY OWNED: Ford Motor Company Common Stock, 259,533.(3)(5)

- --------------------------------------------------------------------------------

                           Committee Memberships: Finance; Organization Review and Nominating. Mr. Trotman
                           joined Ford of Britain in 1955 following service as a flying officer-navigator in
- ------------------------   the Royal Air Force. Following a three-year assignment in Purchasing, he was
Alex Trotman, 61           assigned in 1959 to the Light Car Product Planning Department. Subsequently, he held
Chairman of the Board      managerial positions in Car and Truck Product Planning before being named director
of Directors, President    of Ford of Europe's Car Product Planning Office in 1967. Mr. Trotman moved to the
and Chief Executive        United States in 1969 on special assignment to the Company's Advanced Car Product
Officer                    Planning Operations. In 1970, he was appointed manager of Lincoln-Mercury Division's
1993                       Product Planning Department and then director of the Marketing Sales Planning Office
- ------------------------   and, in 1972, executive director of product planning for Product Planning and
                           Research. Mr. Trotman was appointed chief car planning manager for the Car Product
                           Development Group in 1975, executive director of operations planning in 1977 and assistant general manager of Truck and Recreational Product Operations in 1978. He
                           was elected a Vice President of the Company and named Vice President of Truck
                           Operations for Ford of Europe in 1979. In 1983, he became President of Ford-Asia
                           Pacific. He became President of Ford of Europe in 1984 and Chairman in 1988. He
                           returned to the United States in 1989 and became Executive Vice President -- North
                           American Automotive Operations on May 1 of that year. He became President and Chief
                           Operating Officer, Ford Automotive Group, and a Director on January 1, 1993. Mr.
                           Trotman was elected Chairman of the Board of Directors, President and Chief
                           Executive Officer of the Company effective November 1, 1993. Mr. Trotman graduated from the Boroughmuir School in Edinburgh, Scotland and received an MBA from Michigan
                           State University. He is a director of IBM.
                           SHARES BENEFICIALLY OWNED: Ford Motor Company Common Stock, 126,607.(3)(5)(6)

- --------------------------------------------------------------------------------

Age, Principal
Occupation and Year
First Became a Director    Other Information
- --------------------------------------------------------------------------------

                           Committee Memberships: Audit; Organization Review and Nominating. Dr. Wharton served as Deputy Secretary of State from January to November 1993 and was re-elected a
- ------------------------   director of the Company in December 1993. He had been the Chairman and Chief
Clifton R. Wharton, Jr.,   Executive Officer, Teachers Insurance and Annuity Association-College Retirement
68 Retired Chairman and    Equities Fund from 1987 to 1993, and served as the Chancellor of the State
Chief Executive Officer,   University of New York System since January 1978. Prior to that position he had been
Teachers Insurance and     President of Michigan State University since 1970. Following completion of a B.A.
Annuity Association-       degree cum laude at Harvard in 1947, and an M.A. in International Studies at Johns
College Retirement         Hopkins University in 1948, he joined the American International Association for
Equities Fund,             Economic and Social Development, a non-profit organization with developmental
New York, New York         projects in Latin America. He earned an M.A. degree in 1956 and a Ph.D. degree in
1973                       1958 in economics from the University of Chicago. He joined the Agricultural
- ------------------------   Development Council in 1957, serving as the Council Associate for Malaysia,
                           Thailand, Vietnam and Cambodia from 1958 to 1964; during this period, he also taught and conducted research on the problems of economic development and rural poverty. In
                           1964, he became director of the Council's American Universities Research Program,
                           and was vice president of the Council from 1967 to 1970. He is a director of
                           Harcourt General Inc., the New York Stock Exchange and Tenneco Inc. and an Overseer
                           of Teachers Insurance and Annuity Association.
                           SHARES BENEFICIALLY OWNED: Ford Motor Company Common Stock, 2,000(1); Depositary
                           shares of Ford Motor Company Series A Preferred Stock, 1,000.

- --------------------------------------------------------------------------------

NOTES

(1)Includes 2,000 restricted shares of Common Stock issued under the Restricted Stock Plan for Non-Employee Directors (see page 14).

(2)Common Stock Units credited under a deferred compensation plan for non-employee directors (see pages 13-14).

(3)Nominees also have reported and disclaimed beneficial ownership of the following numbers of shares of the Company's stock beneficially owned by members of their immediate families: Michael D. Dingman, 2,436 shares of Common Stock.

Present directors and executive officers as a group have reported and disclaimed beneficial ownership of an aggregate of 6,752 shares of the Company's Common Stock. Also, on March 1, 1995, or within 60 days thereafter, nominees who also are employees of the Company and the named executives listed in the Summary Compensation Table on page 22, have rights to acquire shares of the Company's Common Stock through the exercise of stock options under the Company's stock option plans (see pages 24 and 25), as follows: Edsel B. Ford II, 77,550 shares; Allan D. Gilmour, 410,000 shares; Edward E. Hagenlocker, 58,000 shares; Louis R. Ross, 378,000 shares; Alex Trotman, 154,000 shares; and Kenneth Whipple, 198,000 shares. Edward E. Hagenlocker beneficially owned 64,285 shares of Common Stock and Kenneth Whipple beneficially owned 144,187 shares of Common Stock.

(4)Edsel B. Ford II is a nephew and William Clay Ford, Jr. is the son of William Clay Ford. In addition to the shares owned by Edsel B. Ford II, members of his immediate family as of March 1, 1995 beneficially owned, or had beneficial interests in, 4,603,635 shares of Class B Stock of the Company and Edsel B. Ford II had a beneficial interest in 256,308 shares of Class B Stock. On that same date, in addition to the shares owned by William Clay Ford and William Clay Ford, Jr., members of the immediate family of William Clay Ford, excluding his sister Mrs. Walter B. Ford II, beneficially owned, or had beneficial interests in, 15,351,776 shares of Class B Stock of the Company. Also on that date William Clay Ford's sister, Mrs. Walter B. Ford II, beneficially owned 8,200,440 shares (11.6% of the outstanding Class B Stock) and members of her immediate family, excluding her brother William Clay Ford and his wife, beneficially owned, or had beneficial interests in, 209,504 shares of Class B Stock, and Mrs. Lynn Ford Alandt, Mr. William Clay Ford's niece, beneficially owned 4,241,560 shares of Class B Stock (6.0% of the outstanding Class B Stock). Other members of the Ford family and certain former employees and dependents of members of the family beneficially owned, or had beneficial interests in, the remaining Class B shares. Of the total outstanding Class B shares, 14,365,260 are held by trusts of which Edsel B. Ford II, William Clay Ford or Mrs. Walter B. Ford II are among the trustees. The voting rights with respect to another 2,250,679 shares are exercised by trustees who are not members of the Ford family. Of the outstanding Class B shares referred to above in this note, 45,538,515 shares are held in a voting trust of which Edsel B. Ford II, William Clay Ford and William Clay Ford, Jr. are among the trustees. The trust, which terminates in 1998, requires the trustees to vote the shares as directed by a plurality of the shares in the trust. The holdings of Edsel B. Ford II, William Clay Ford and William Clay Ford, Jr., together with the holdings referred to above in this note, constituted all of the outstanding shares of Class B Stock of the Company as of March 1, 1995. As of that date, the following persons beneficially owned, or had beneficial interests in, shares of Common Stock of the Company as follows: five charitable membership corporations (of which Edsel B. Ford II, William Clay Ford, William Clay Ford, Jr. or Mrs. Walter B. Ford II are trustees), 1,318,972 shares; associates of Edsel B. Ford II, 49,479 shares.

All shares beneficially owned by Edsel B. Ford II, William Clay Ford and William Clay Ford, Jr. are shown on pages 4 and 5 under their biographical data. Except for the shares shown as being beneficially owned by them, each has disclaimed beneficial ownership of the shares of stock of the Company referred to in this note.

(5)Includes any shares of Common Stock credited under one or more of the following: the Company's Savings and Stock Investment Plan (see note 5, page
23); the Ford Credit Savings Plan; and the 1986 and 1990 Long-Term Incentive Plans (see pages 22, 23, 26 and 27).

(6)Includes shares of Common Stock contingently credited that may be delivered after termination of employment if earned out in accordance with the Company's Supplemental Compensation Plan.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers to file reports of holdings and transactions in the Company's Class B Stock, Common Stock and Preferred Stock with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Based on
Company records and other information, the Company believes that all SEC filing requirements applicable to its directors and officers with respect to the Company's fiscal year ending December 31, 1994 and prior fiscal years were complied with except that Albert Caspers, a non-U.S. resident, had five late reports of nine transactions and Robert H. Transou had one late report of one transaction.
- --------------------------------------------------------------------------------

COMMITTEES OF THE BOARD OF DIRECTORS

The Audit Committee consists of six directors: Colby H. Chandler (Chairman), Irvine O. Hockaday, Jr., Marie-Josee Kravis, Ellen R. Marram, Carl E. Reichardt and Clifton R. Wharton, Jr. The Committee is responsible for determining that management fulfills its responsibilities in the preparation of financial statements and financial control of operations. Its functions include the selection and engagement, on behalf of the Company, and subject to ratification or rejection by the stockholders, of independent public accountants to audit the books and records of the Company and to perform other duties prescribed by the Committee. The Committee confers with the independent public accountants and approves the scope of and fees for the audit and other services. The Committee reviews the internal controls, accounting practices, financial structure and financial reporting of the Company, directs and supervises special investigations, receives periodic reports on legal and tax matters and reports to the Board of Directors as appropriate concerning these reviews, investigations and reports. The Committee also performs other functions that may be delegated to it by the Board of Directors. The Audit Committee met two times during 1994. (Additional information concerning the Audit Committee and the independent public accountants appears on pages 32-33.)

The Compensation and Option Committee consists of four directors: Michael D. Dingman (Chairman), Roberto C. Goizueta, Drew Lewis and Kenneth H. Olsen. The Committee's functions include fixing the salaries and determining the supplemental compensation awards, if any, of members of the Board of Directors who are officers or employees of the Company and of vice presidents and other officers of the Company. The Committee also considers and makes recommendations concerning any bonus, supplemental compensation, special compensation, long-term incentive or stock option plan of the Company and performs any functions delegated to it under the provisions of such plans, including making recommendations concerning grants of stock options and making grants of contingent stock rights and restricted stock units. The Compensation and Option Committee met eight times during 1994.

The Finance Committee consists of five directors: Edsel B. Ford II, William Clay Ford, William Clay Ford, Jr. (Chairman), Louis R. Ross, and Alex Trotman. The Committee, between meetings of the Board of Directors, has and may exercise, in such manner as it deems to be in the best interests of the Company, all of the powers of the Board (except with respect to matters within the powers of the Audit Committee or the Compensation and Option Committee) concerning the determination of financial policies of the Company and the management of its financial affairs, not inconsistent, however, with Delaware law and such specific directions as to the conduct of the Company's affairs as may be given by the Board of Directors. The Committee also performs other functions that may be delegated to it by the Board of Directors. The Finance Committee met nine times during 1994.

The Organization Review and Nominating Committee consists of thirteen directors:
Colby H. Chandler, Michael D. Dingman, William Clay Ford, William Clay Ford, Jr., Roberto C. Goizueta, Irvine O. Hockaday, Jr., Drew Lewis, Marie-Josee Kravis, Ellen R. Marram, Kenneth H. Olsen, Carl E. Reichardt, Alex Trotman (Chairman) and Clifton R. Wharton, Jr. The Committee considers and makes recommendations with respect to the management organization of the Company, the nominations or elections of directors and officers of the Company, the size and composition of the Board of Directors, and the appointments of such other employees of the Company as shall be referred to the Committee. The Committee will consider stockholder suggestions for nominees for director other than self-nomination suggestions. Suggestions for Committee consideration may be submitted to the Secretary of the Company, The American Road, Dearborn, Michigan 48121. Suggestions received by the Secretary's Office prior to December 31 will be considered by the Committee at a regular meeting the following year, preceding the mailing of proxy material to stockholders. The Organization Review and Nominating Committee met eight times during 1994.

COMPENSATION OF DIRECTORS

Directors' fees, which are paid only to directors who are not Company employees, are as follows: annual fee, $30,000; attendance fee for each meeting, $1,000; annual committee membership fees -- Audit, $10,000; Compensation and Option, $10,000; Finance, $10,000; Organization Review and Nominating, $10,000. Under a deferred compensation plan, directors may make irrevocable elections in advance to defer all or part of the annual fee, attendance fees and committee membership fees in the form of cash and/or Common Stock Units. Each Common Stock Unit is equal in value to a share of Common Stock and is ultimately distributed in cash only. If a director defers fees in Common Stock Units, dividend equivalents in the form of additional Common Stock Units are credited to the director's account as of the date of payment of cash dividends on Common Stock. Any fees deferred in cash are held in the general funds of the Company. Interest on such fees is credited semi-annually at the then-current United States Treasury Bill rate plus 3/4 of a percentage point. In general, amounts accumulated in cash and/or Common Stock Units are not distributed until after termination of service on the Board. Participants have the option to receive payment in a lump sum or in annual installments over a period of up to ten years.

Directors who are not Company employees also receive restricted shares of Common Stock under the Restricted Stock Plan for Non-Employee Directors. Pursuant to the plan, each non-employee director who served in that capacity for at least six months received a grant in June 1994 of 2,000 shares of Common Stock subject to restrictions on transfer or other disposition. In general, the restrictions expire as to 20% of the shares each year following the year of grant. Each non-employee director will receive an additional 2,000-share grant on the same terms when the restrictions have expired as to all shares covered by the previous grant.

Directors who are not Company employees are provided life insurance in the amount of $200,000 and accidental death or dismemberment coverage in the amount of $500,000. The life insurance coverage continues following retirement from the Board after attaining age 55 and having served five years as a director. A director retiring from the Board after attaining age 70 or, subject to Board approval, after attaining age 55 and having served as a director for at least five years, may elect to have the life insurance reduced to $100,000 and receive retirement payments of $15,000 a year for life. The accidental death or dismemberment coverage may be supplemented at the director's own expense up to an additional $500,000 and terminates at the conclusion of a director's service on the Board.

Directors who are not Company employees may contribute up to $25,000 per year to certain tax-exempt organizations under the Ford Fund Matching Gift Program for Non-Employee Directors. For each dollar within the $25,000 limit contributed by the director, the Ford Motor Company Fund will contribute two dollars.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 1993, the Company entered into an arrangement with William Clay Ford whereby he agreed to be available for consultation, representation and other duties. The agreement continues in effect until terminated by either party upon thirty days' notice. The Company agreed to pay him compensation at the rate of $100,000 per year and to provide facilities, including office space, a secretary and security arrangements. During the term of the agreement, Mr. Ford agreed to be available to serve as a director.

The spouse of Mrs. Lynn Ford Alandt acquired a Ford automobile dealership in October 1994. During the last quarter of 1994, the dealership paid to the Company about $7.5 million for products and services in the ordinary course of business and the Company paid to the dealership about $500,000 for services in the ordinary course of business. Also in this period, Ford Motor Credit Company ("FMCC"), a wholly-owned subsidiary of the Company, provided about $15.9 million of financing to the dealership in the ordinary course of business and the dealership paid FMCC about $7.7 million in the ordinary course of business.

COMPENSATION AND OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Ford Motor Company is the second-largest producer of cars and trucks in the world, with about 337,800 employees worldwide and assets of over $219 billion. The Company has manufacturing, assembly or sales affiliates in 34 countries, and ranks among the largest providers of financial services in the United States.

Ford management is faced continually with major competitive and economic challenges. The Committee believes that, if the Company is to be successful, its compensation programs must be geared to attract and retain the highest quality employees available around the world. Further, executive compensation programs must provide incentives that will reward key managers for pursuing aggressively the actions necessary to strengthen the Company's performance and enhance stockholder value. Accordingly, the Company's compensation program for executives is intended to:

          - Align executives' performance objectives with the interests of stockholders,

          - Balance the elements of executive compensation to support achievement of annual business plans and long-term strategic goals, and

          - Provide a strong linkage between executive compensation and Company performance, as measured by quality products, customer satisfaction, empowered employees, affordable cost structures, and Company profitability.

To achieve these objectives, the Company's executive compensation program consists of two main elements:

     Annual compensation, which is comprised of base salary and bonus. Bonus awards are made only when profits for a year reach a threshold specified in the stockholder-approved Supplemental Compensation Plan, and

     Long-term incentives that provide a financial opportunity through grants of stock options and other forms of stock-based awards. The compensation that may be realized by executives through these incentive programs is tied directly to Company performance and the value of Ford Common Stock in the future.

Each of the components of compensation has an integral role in the total executive compensation program.

The Committee reviews annually data developed by an outside consultant covering the Company's total compensation program for executives. The report discusses all elements of compensation, the interrelationships between each, and how the Company's program compares to the executive compensation programs at other leading corporations. At other times each year the Committee considers specific components of the total compensation program and makes decisions concerning the compensation of Company officers.

The members of the Committee believe that executive compensation should be competitive both within the worldwide automotive industry and when compared with a cross-section of major U.S.-based corporations. Accordingly, the compensation data prepared by the outside consultant are based on a survey of a number of leading companies selected jointly by the consultant and the Company. The automotive companies identified on the performance graphs on pages 29 and 30 are included in the survey. In addition to these automotive competitors, twelve leading corporations in several other industries also are included in the survey because competition for highly qualified executives extends well beyond the automobile industry. Companies are selected based on size, reputation, and business complexity.

The size and financial performance of the comparator companies are considered as are the level and scope of responsibility of the positions covered by the survey in determining the appropriateness of compensation for the Company's executives. After adjusting for these factors, the objective of the Committee is to provide a competitive executive compensation program based on average compensation over the long term among the survey companies. In 1994, executive salaries generally were slightly below this average, and long-term compensation generally was somewhat above this average. Comparative data with respect to bonus awards for 1994 are not yet available, but, based on historical competitive practices, bonuses paid for 1994 are expected to be above the average of the survey companies because of the Company's record profits in 1994.

The Committee strongly believes, however, that its decisions about salaries, as well as the size of bonuses and other incentive compensation awards for executives, should not be based strictly on mechanical formulas and statistical data or the like, but also must be based on judgments that may include more subjective evaluations of individual skills, experience, and accomplishments. Accordingly, within the framework of competitive compensation practices the Committee has an obligation, as a part of its responsibility to the Company and its stockholders, to recognize and reward, when appropriate, individual performance.

STOCK OWNERSHIP GUIDELINES -- To underscore the importance of relating the interests of management and stockholders, in 1994 the Committee established stock ownership targets for executives who are vice presidents and above. The targets are expressed in terms of the value of Ford Common Stock held by the executive as a multiple of base salary. The targets range from one times salary up to five times salary for the Chief Executive Officer. The Chief Executive Officer has extended the target of holding shares equal to at least one times salary to about 30 other key executives. Many vice presidents and other executives already hold a substantial amount of Common Stock, but those who do not hold sufficient shares have five years to reach their personal targets.

COMPENSATION DEDUCTIBILITY -- The Committee has taken into consideration Section 162(m) of the Internal Revenue Code and the regulations proposed thereunder as they relate to the deductibility of compensation paid to the Chief Executive Officer and the other four highest compensated officers required to be disclosed in the proxy statement (the "Covered Executives"). In order to preserve the deductibility for federal income tax purposes of certain compensation in excess of $1 million that may be paid to the Covered Executives in years commencing with 1995, the Committee has approved certain amendments to the Company's Supplemental Compensation Plan and 1990 Long-Term Incentive Plan, and has recommended to the Board of Directors that the terms of supplemental compensation and stock options that may be awarded or granted under these plans to the Covered Executives be submitted to stockholders for approval. These amendments, which must be approved by the Company's stockholders to become effective (see Proposals 2 and 3 at pages 33-35 and 35-37, respectively), provide limits on the amount of supplemental compensation and stock options that may be awarded to any individual in any one year under each of these plans.

ANNUAL COMPENSATION

Annual compensation for executives at Ford is comprised of base salary and bonus, an approach consistent with the compensation programs of most leading automotive and nonautomotive companies. For a number of years, base salaries for Ford executives were low in relation to the comparator companies, balanced by incentive compensation above competitive averages in years when warranted by Company performance. This strategy placed somewhat more compensation "at risk" than warranted based on survey data, and the Committee has taken actions to bring base salaries to more competitive levels for executives.

The Ford Supplemental Compensation Plan provides for bonus awards based on the Company's annual worldwide profits. The maximum total amount of all awards may not exceed the amount in the Reserve under the Plan. In general, a credit is made to the Reserve by the Committee for each year up to a maximum of 6% of "Income" for such year after deducting an amount equal to 10% of "Capital Employed in the Business" (as such terms are defined in the Plan).

The bonus portion of annual pay reflects the Committee's view that, for senior executives, a meaningful portion of compensation should be "at risk," providing a direct link between pay and Company results for any year. Because of the cyclical nature of the economy and the automotive industry, there can be a wide variation in bonus awards from year-to-year. Awards can be substantial for years when the Company is highly profitable. Conversely, there have been a number of years, including 1990, 1991, and 1992, when no bonus awards have been made because no amount was creditable to the Reserve for those years under the Plan formula described above.

The Committee determines each year the maximum total amount of all bonus awards that may be made for such year from the Reserve to all eligible employees and makes individual awards to officers. While no "target" or maximum individual awards are provided for under the Plan, if Proposal 2 is approved by stockholders the amount of bonus that may be paid in the future to any individual for any year under the Plan would be limited to 2% of the maximum amount creditable to the Reserve for that year. In general, the amount allocated for awards is the amount credited to the Reserve by the Committee for that year. The Committee normally does not carry over from year-to-year in the Reserve funds sufficient to make awards for years when no accrual can be made under the Plan formula.

The aggregate amount allocated for any year is based on the Company's financial performance and competitive compensation considerations. For 1994, the Committee allocated $362.4 million. The proportion of the aggregate amount allocated for officers, including the executives named in the Summary Compensation Table, was based on historical practices. Individual awards are based on each participant's level of responsibility, with increases or decreases from a mathematically derived pro forma amount, which is based on salary grade and salary, determined in recognition of individual or organizational performance (i.e., corporate profits in the case of the named executives). For the executives named in the Summary Compensation Table, increases in the pro forma amounts ranged from 0 to 18%.

To further link executive compensation to the Company's longer-term performance, the Committee determined that, with respect to the Chief Executive Officer, sixty percent of the bonus awarded for 1994 will be deferred until after he retires, and, with respect to each of the other executive officers named in the Summary Compensation Table who was an active employee on the date bonus awards were made, payment of fifty percent of the bonus awarded for 1994 will be deferred until after the officer retires. With respect to certain other vice presidents and above covered under the Supplemental Compensation Plan, the Committee determined that lesser amounts of bonus for 1994 also will be deferred until after termination of employment. In all cases, the deferred amounts are in the form of contingent credits for Common Stock. Contingent credits are entitled to dividend equivalents that are converted into additional shares of contingently credited Common Stock based on the fair market value of the shares at the date of payment of each dividend. Payment of deferred bonuses in the form of Common Stock contingently credited is subject to the earning out conditions of the Supplemental Compensation Plan.

LONG-TERM COMPENSATION

Long-term incentive compensation, rather than reflecting a single year's results, is intended to focus management's attention on the Company's future. The Committee believes strongly that executive pay should relate directly to Company performance. In the complex, global, cyclical business of Ford, performance cannot, and should not, be assessed considering only annual profits or returns. The ten-year chart on page 30 provides helpful perspective in that regard. Often, the results of major product program decisions cannot be measured for several years. The long-term incentives are intended to provide financial opportunities for executives based on the Company's performance over a number of years. These programs are designed to span the business cycles and recognize that current product and business decisions have implications for Company results a number of years into the future. Some of the most difficult work must be undertaken during periods of business downturn, when job demands are exceedingly difficult, and the decisions that must be made are pivotal to the Company's future success. Accordingly, long-term awards may not fluctuate from year-to-year to the same extent as annual business results or short-term incentive awards.

Each of the components of Ford's long-term incentive program is tied to the value of Ford Common Stock and, thus, provides a strong link between management and the interests of the Company's stockholders. Grants of stock options and other stock-based long-term incentives also encourage and facilitate stock ownership by executives.

Grants of stock options, which are valid for 10 years, are an important part of the Company's long-term incentive strategy because executives can gain only when stockholders also gain, through appreciation in the market price of Ford Common Stock. Stock option grants were not made in 1993 to the executives named in the Summary Compensation Table. Instead, in 1993 these executives received grants of contingent stock rights ("CSRs") under the Company's long-term incentive ("LTI") program that were larger than in prior years in order to focus their attention on the achievement of specific targets, including cost reduction. CSRs are discussed in greater detail below. In 1994, stock options were granted to the named executives and to other eligible employees at levels generally comparable, after adjustments for the Company's two-for-one stock split in the form of a 100% stock dividend that became effective on June 6, 1994, to stock option grants made in prior years. In determining the size of individual option grants, the Committee considered both the number of options granted to the recipient in prior years and the aggregate number of options awarded to all recipients in 1994. If Proposal 3 is approved by stockholders, commencing with 1995, a limit will be placed on the number of stock options that may be granted under the Company's LTI Plan to the Covered Executives.

Under the second stock-based LTI program, awards are made in shares of stock based on participants' performance against specific targets established by the Committee for performance periods that cover a number of years. The stock that is finally awarded based on Company and individual performance generally is restricted from sale until eighteen months after retirement, emphasizing further the long-term performance orientation of the program and the relationship between executive compensation and the interests of the Company's stockholders.

In 1994, Company officers and other senior executives who generally are heads of divisions or staffs received grants of CSRs under the LTI program. These grants of CSRs cover a three-year performance period, 1994-1996. Because of the substantial progress the Company has made in shortening product cycles, and in light of competitive compensation practices, the Committee determined that the performance period for the 1994 and future CSR grants should be three years, rather than five years as in the past.

Up to 100% of the CSRs granted in 1994 to any executive may be finally awarded after the end of the performance period in the form of shares of Ford Common Stock if performance targets relating to the following factors are met or exceeded: return on equity in relation to the top 50 non-oil Fortune 500 companies, product programs, product quality, customer acceptance of Ford products and services, and relationships with employees. The size of the individual CSR grants was based on competitive long-term compensation values determined by the outside consultant for positions at various levels of responsibility and on each participant's assignment and anticipated contribution to the Company's performance during the multi-year performance period. In general, less than 100% of the shares covered by the CSR grant will be awarded if one or more of the performance targets is only partially achieved.

The grants of CSRs made in 1994 generally were smaller than those granted in 1993. The grants provide a competitive level of long-term incentive compensation based upon the latest survey data available when combined with the stock option grants also made in 1994 and considering actions taken to increase base salaries and generally rebalance the elements of total compensation. All prior outstanding CSR grants have been adjusted by the Committee to reflect the Company's two-for-one stock split that became effective last June.

During a performance period, CSR grantees are entitled to receive dividend equivalents with respect to the shares covered by CSRs, either in the form of cash or Common Stock of equivalent value (subject to restrictions and earning out conditions), or in a combination of the two, as determined by the Committee. In 1994, the Committee determined that dividend equivalents in the form of cash would be paid on outstanding CSRs covering up to an aggregate of 200,000 shares (as adjusted for the Company's two-for-one-stock split in 1994) and that dividend equivalents on any CSRs above that level would be paid in the form of restricted stock.

The Final Awards of Ford Common Stock made in 1994 under the LTI program covered the performance period 1989-1993. Using statistical and other business data, the Committee evaluated the Company's performance during this five-year period against targets relating to return on equity in relation to other top Fortune 500 companies (25%), achievement of major cost reduction objectives (25%), improvements in product quality and customer acceptance worldwide (35%) and relationships with employees (15%) in determining the portion of the initial grants of CSRs to be finally awarded as restricted shares of Ford Common Stock. It determined that the Company partially achieved the return on equity target, exceeded the cost reduction objectives, substantially achieved the quality and customer acceptance targets and exceeded the relationships with employees objectives. On the basis of this performance, the Committee determined generally to award 82% of the initial grants of CSRs and made adjustments based on subjective evaluations of individual performance in determining the Final Awards. For the named executives, the adjusted awards ranged from 85% to 100% of the initial grants.

The Final Awards for the performance period that ended December 31, 1994 will not be made until mid-1995, after worldwide data pertinent to the Committee's deliberations become available. These amounts will be shown in next year's proxy statement.

The Key Manager Incentive Program is a stock-based LTI retention and incentive program within the Long-Term Incentive Plan. Under this program, grants were made in the form of restricted stock units (RSUs) to three executives in 1994, two of whom (Messrs. Trotman and Hagenlocker) are named in the Summary Compensation Table. An RSU is equal in value to one share of Common Stock, further linking the interests of the executive with those of stockholders. Each RSU represents the right to receive, following expiration of the applicable restriction period and subject to the achievement of specific objectives determined by the Committee, cash equal to the value of a share of Common Stock at that time.

The Committee administers the Key Manager Incentive Program, makes the grants of RSUs to the employees and establishes the objectives, restriction periods and other terms of each RSU grant. It also determines the extent to which the objectives have been achieved and decides the final number of RSUs (which may not exceed the number covered by the grant) that will be awarded following expiration of the restriction period.

In selecting three key Company executive officers to receive grants of RSUs, the Committee wished to provide a special incentive for the successful implementation of the Company's globalization program -- "Ford 2000" -- to the senior executives who must provide the leadership for this major undertaking. The success of the Ford 2000 initiative will be measured against the following seven strategies using qualitative assessments of the Company's processes, progress and results: achievement of worldwide product excellence; low-cost producer; lead in customer satisfaction; empowered people; nimble through process leadership; lead in corporate citizenship; and achievement of worldwide growth. Each individual's personal contribution to achievement of the performance objective also will be considered.

Restrictions on the RSUs generally lapse 18 months after retirement, emphasizing the long-term nature of the LTI program. During the restriction period, RSUs may not be sold or otherwise transferred and are subject to earning out and other requirements under the 1990 Long-Term Incentive Plan. A holder of RSUs is entitled to receive dividend equivalents payable in cash during the restriction period. RSUs have no voting rights.

To accelerate the development of capable leaders to support the Company's globalization program and to reduce senior management structure, the Committee supported the establishment of the 1994 Select Retirement Program ("SRP"), a voluntary retirement program in which participants were selected by the Company. In general, the SRP added three years of age and contributory service to the otherwise eligible employee's attained age and service for retirement benefits purposes. Participants generally must have been at least age 55 with 10 or more years of credited service under the Company's retirement plans. The Committee has reviewed and approved SRP participation offers made to certain executive officers. Further information with respect to the SRP is discussed at page 32.

CEO COMPENSATION

Alex Trotman was elected Chairman of the Board, President and Chief Executive Officer effective as of November 1, 1993.

CEO ANNUAL COMPENSATION -- Mr. Trotman's base annual salary was increased to $1.5 million in November 1993 at the time he became Chairman. His salary was not increased during 1994. His award of supplemental compensation for 1994 was above the mathematically derived amount for his position. In determining the amount of Mr. Trotman's award, the Committee considered his strong leadership role in the dramatically improved profitability achieved by the Company in 1994, his vision and leadership in the transition to "Ford 2000" and the fact that he operated as head of a de-structured, global organization, with a wide span of control and a broader-than-normal range of duties. The members of the Committee, along with the Company's other non-employee directors, assessed his accomplishments during his first full year as CEO, and their collective judgements contributed to the Committee's decisions on his compensation. Payment of sixty percent of Mr. Trotman's bonus award has been deferred in the form of contingent credits for Common Stock, as discussed on page 17. This amount will remain "at risk" until after his retirement from the Company, effectively converting the deferred amount from short-term compensation to a longer-term incentive because the ultimate value of the deferred amount to Mr. Trotman will depend on the market value of Ford Common Stock at the time of distribution following retirement.

CEO LONG-TERM COMPENSATION -- The 1993 long-term incentive plan Final Award shown for Mr. Trotman in column (h) of the Summary Compensation Table on page 22, under the heading "LTIP Payouts", was based on the Company's performance for the years 1989 through 1993 using the same methodology described under "Long-Term Compensation" above for determining the number of shares to be awarded to other participants, including adjustments based on the individual performance factors described above. The Final Award was made in the form of Ford Common Stock, and the shares are restricted from disposition and subject to forfeiture for a period that will extend, for the most part, beyond the date of Mr. Trotman's retirement. Therefore, the actual "payout", or compensation value, of the award to Mr. Trotman, will depend on the market value of Ford Common Stock in the future, further emphasizing the long-term focus of the plan in linking the interests of management and the Company's stockholders.

The value of the stock options and CSRs granted to Mr. Trotman in 1994, as shown on pages 24 and 26, will depend on the Company's success in future years and whether that success is reflected in the market value of Ford Common Stock. Further, in the case of the CSRs, the value of any Final Award will depend on the extent to which the performance targets established by the Committee for a three-year performance period ending in 1996 are achieved.

In determining the number of stock options granted to Mr. Trotman, as shown in column (b) of the Options/SAR Grants Table on page 24, the Committee considered the value of his other long-term incentive compensation in relation to competitive long-term compensation values, and his current level of responsibility. In determining the number of RSUs granted to Mr. Trotman, as shown in the Long-Term Incentive Plan Awards Table (page 26), the Committee also considered the importance of providing a special incentive specifically oriented toward successful achievement of the Company's globalization program.

The RSUs are restricted from disposition and subject to forfeiture for a period that will extend beyond the date of Mr. Trotman's retirement, and the final number of RSUs paid out in cash following expiration of the restriction period will depend largely on the extent to which the Company's globalization program is achieved. The actual compensation value of the RSUs, like that of the Final Awards and the stock options, will depend on the market value of Ford Common Stock in the future, providing an additional long-term focus and incentive tied to the interests of stockholders.

The deductibility of Mr. Trotman's compensation under the new tax laws was considered by the Committee. As discussed above, the Committee has recommended that stockholders approve Proposals 2 and 3, which are intended to preserve the deductibility for federal income tax purposes of certain elements of his compensation and the compensation of other Covered Executives for tax years commencing with 1995. Though the proposed amendments cannot be given effect for 1994, the Committee believes that it was appropriate to recognize Mr. Trotman's significant individual contributions in a year of record-breaking profitability.

                                           The Compensation and Option Committee

                                             Michael D. Dingman, Chairman
                                             Roberto C. Goizueta
                                             Drew Lewis
                                             Kenneth H. Olsen

COMPENSATION OF EXECUTIVE OFFICERS

Information is set forth below with respect to the compensation before tax for the last three fiscal years of the person who served as Chief Executive Officer during 1994 and the four other highest paid executive officers at year-end 1994. As noted in the table, Mr. Gilmour retired at year-end 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                   Long-Term Compensation
                                                                             -----------------------------------
                                                                                     Awards
                                              Annual Compensation            -----------------------    Payouts
                                      ------------------------------------                   (g)       ---------
                                                                  (e)           (f)       Securities
                                                                 Other       Restricted   Underlying      (h)          (i)
                                                                 Annual        Stock       Options/      LTIP       All Other
             (a)               (b)       (c)         (d)      Compensation    Award(s)       SARs       Payouts    Compensation
 Name and Principal Position   Year   Salary($)   Bonus($)(1)     ($)          ($)(2)       (#)(3)      ($)(4)        ($)(5)
- -----------------------------  ----   ---------   ---------   ------------   ----------   ----------   ---------   ------------
Alex Trotman(6)                1994   1,500,000   6,000,000      232,950       266,991      350,000           --      90,000
  Chairman, President and      1993     716,667   1,000,000      118,127       229,462            0    1,228,983      17,915
  Chief Executive Officer      1992     385,000           0       84,304       154,248      120,000      347,375       4,812

Allan D. Gilmour               1994   1,000,000   2,800,000      213,242       265,622            0           --      59,998
  Retired Vice Chairman        1993     633,334     700,000      110,923       313,069            0    2,234,022      15,831
  (ret. eff. 1/1/95)           1992     450,000           0       89,371       243,911      120,000      521,063       5,625

Louis R. Ross                  1994     900,000   2,000,000      205,375       144,526       80,000           --      54,000
  Vice Chairman and Chief      1993     601,667     450,000      123,659       208,953            0    1,483,500      15,040
  Technical Officer            1992     500,000           0       99,406       173,519      100,000      496,250       6,249

Edward E. Hagenlocker(7)       1994     675,000   2,500,000      160,773            --      150,000           --      40,498
  Executive Vice President     1993     395,834     350,000      108,940        32,458            0      689,441       4,026
  and President, Ford          1992     275,000           0       93,697         2,358       55,000      272,938       3,708
  Automotive Operations

Kenneth Whipple                1994     600,000   2,200,000      200,470        69,778       80,000           --      36,000
  Executive Vice President     1993     412,500     450,000      114,675       136,945            0    1,290,000      10,310
  and President, Ford          1992     337,500           0       92,755       105,782       76,000      397,000       4,374
  Financial Services Group

NOTES TO SUMMARY COMPENSATION TABLE

(1)Payment of sixty percent of the bonus awarded to the Chief Executive Officer for 1994 and fifty percent of the bonus awarded to each of the other named executives who was an active employee on the date of the award will be deferred until after termination of employment.

(2)Amounts shown as "Restricted Stock Awards" represent dividend equivalent payments made in the form of restricted stock under the Company's 1986 and 1990 Long-Term Incentive Plans (the "LTI Plans"). See note 1 to the Long-Term Incentive Plan Awards Table (pages 26-27) for further details regarding the LTI Plans. Restrictions on stock issued as dividend equivalents generally lapse 18 months after retirement.

Holders of restricted stock receive cash dividends thereon in an amount per share equal to the dividends payable on the Company's Common Stock. Cash dividends paid to the named executives on restricted stock that has been awarded are not included in this table.

Listed below are the total numbers of shares of restricted stock owned by the named executives as of December 31, 1994, including shares reported as "LTIP Payouts" in column (h) of this table and shares of Common Stock contingently credited under the Supplemental Compensation Plan, and the total values thereof based on the market value of the Company's Common Stock on December 30, 1994:
Alex Trotman, 102,405 shares ($2,867,340); Allan D. Gilmour, 184,363 shares ($5,162,164); Louis R. Ross, 129,955 shares ($3,638,740); Edward E. Hagenlocker,
36,690 shares ($1,027,320); Kenneth Whipple, 85,699 shares ($2,399,572). The closing price of the Company's Common Stock on the New York Stock Exchange on December 30, 1994, the last trading day of the year, was used to determine "market value."

The amount ultimately realized by any named executive in respect of restricted stock will depend on compliance with certain earning out conditions and the value of the Company's Common Stock when the restrictions lapse. Under the LTI Plans generally, the Compensation and Option Committee determines the restriction period, if any, with respect to shares included in each Final Award. For each of the named executives, restrictions lapsed on January 1, 1995 as to 9,400 shares awarded with respect to the 1988-92 performance period and are scheduled to lapse on January 1, 1996 as to 20,000 of the shares awarded with respect to the 1989-93 performance period. In addition, on July 1, 1996, restrictions are scheduled to lapse as to all remaining shares awarded to Mr. Gilmour.

(3)In general, under the 1985 Stock Option Plan and the 1990 LTI Plan, stock appreciation rights ("SARs") may be granted in tandem with the grant of options to executive officers. Exercise of an SAR cancels the related stock option and vice versa.

(4)Amounts shown as "LTIP Payouts" represent Final Awards made under the LTI Plans. The Final Awards were made in the form of restricted stock and were based on the extent to which performance targets for the relevant performance period were achieved and on the executive's performance. See note 2 above for further details regarding restricted stock. Amounts shown represent Final Awards for performance periods ended in 1993 and 1992. No amount is shown for the performance period ended in 1994 as the awards will not be determined until mid-year 1995. Those amounts will be shown in next year's proxy statement.

(5)Amounts reported as "All Other Compensation" include matching contributions by the Company under the Savings and Stock Investment Plan ("SSIP"). Also included under "All Other Compensation" is the value of certain credits allocated to the named executives under the non-defined contribution plan portion of the Company's Benefit Equalization Plan ("BEP"). Under the BEP, the Company provides benefits to the named executives that substantially equal benefits that otherwise could not be provided under the SSIP by reason of certain limitations on employer and employee contributions under the Internal Revenue Code. For 1994, the amounts included in column (i) as SSIP matching contributions and BEP credits, respectively, are as follows: Alex Trotman, $9,000 and $81,000; Allan D. Gilmour, $9,000 and $50,998; Louis R. Ross, $9,000
and $45,000; Edward E. Hagenlocker, $9,000 and $31,498; Kenneth Whipple, $9,000 and $27,000.

(6)All of Alex Trotman's compensation for 1994 and 17% of his compensation for 1993 were attributable to his service as Chairman, President and Chief Executive Officer. The remainder of his compensation for 1993 was attributable to his service as President and Chief Operating Officer, Ford Automotive Group. His compensation for 1992 was attributable to his service as Executive Vice President -- North American Automotive Operations.

(7)For 1994, 67% of Mr. Hagenlocker's compensation was attributable to his service as President, Ford Automotive Operations. The remainder of his compensation for 1994, and all of his compensation for 1993 and 1992, were attributable to his service as Executive Vice President -- North American Automotive Operations.

STOCK OPTIONS

The 1990 Long-Term Incentive Plan approved by stockholders provides for the granting of stock options and other rights with respect to Common Stock. The following two tables and notes set forth further information relating to stock options.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                        Individual Grants
- --------------------------------------------------------------------------------------------------    Grant Date
                                                                (c)                                    Value(2)
                                                (b)          % of Total                               ----------
                                             Number of      Options/SARs      (d)
                                             Securities      Granted to     Exercise                     (f)
                                             Underlying      Employees      or Base        (e)        Grant Date
                   (a)                      Options/SARs     in Fiscal       Price      Expiration     Present
                  Name                       Granted(#)         Year         ($/Sh)        Date        Value $
- -----------------------------------------   ------------    ------------    --------    ----------    ----------
Alex Trotman.............................      350,000           3.7          29.06     10/13/2004     2,996,000
Allan D. Gilmour.........................           --            --             --             --            --
Louis R. Ross............................       80,000           0.9          29.06     10/13/2004       684,800
Edward E. Hagenlocker....................      150,000           1.6          29.06     10/13/2004     1,284,000
Kenneth Whipple..........................       80,000           0.9          29.06     10/13/2004       684,800

- -------------------------------------------------------------
NOTES

(1)Stock options are granted at a price representing the average of the highest and lowest prices at which Common Stock of the Company is sold on the New York Stock Exchange on the date of grant. The Company did not grant any SARs in connection with stock options granted in 1994.

Stock options are exercisable to the extent of 25% of the shares optioned after one year from the date of grant, 50% after two years, 75% after three years and in full after four years. Options are exercisable on a cumulative basis but may not be exercised later than ten years from the date of grant.

In the case of an optionee whose employment terminates by reason of retirement, disability or death, the option continues to accrue and be exercisable up to the option expiration date, subject to fulfillment of certain conditions. In general, in other instances of termination of employment, all rights to purchase shares or exercise SARs cease upon termination.

Options are subject to certain specified earning out conditions, including not engaging in competitive activity. Options are nontransferable except by will or the laws of descent and distribution. In general, each optionee agrees to remain in the employ of the Company for one year from the granting of the option.

(2)The values shown in column (f) were determined using a modified Black-Scholes pricing model with the following assumptions and adjustments: stock price volatility of 27.709%, calculated using daily stock prices of Common Stock for the year prior to the grant date; a risk-free rate of return of 7.74%, representing the interest rate on a 10-year U.S. Treasury security on the date of grant; dividends at the rate of $0.90 a share, representing the annualized dividends paid with respect to a share of Common Stock on the date of grant; a

10-year option term; reductions of approximately 9.61% to reflect the probability of forfeiture, and of approximately 9.66% to reflect the probability of a shortened option term, due to termination of employment prior to vesting or prior to the expiration date. The Company's use of this model should not be construed as an endorsement of its accuracy. Whether the model's assumptions will prove to be accurate cannot be known at the date of grant. The ultimate value of the options, if any, will depend on the future value of the Company's stock, which cannot be forecast with reasonable accuracy, and the optionee's investment decisions.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                   (d)
                                                                                                    (e)
                                                                           Number of Securities
                                                                          Underlying Unexercised    Value of Unexercised
                                                                          Options/SARs at FY-End    In-the-Money Options/
                                                                                   (#)              SARs at FY-End($)(2)
                                           (b)               (c)          ----------------------    ---------------------
               (a)                   Shares Acquired    Value Realized         Exercisable/             Exercisable/
               Name                  on Exercise(#)           $               Unexercisable             Unexercisable
- ----------------------------------   ---------------    --------------    ----------------------    ---------------------
Alex Trotman......................        0                  0                    154,000/                1,025,028/
                                                                                  431,000                   843,000
Allan D. Gilmour..................        90,000(1)         708,750               410,000/                3,322,866/
                                                                                   86,000                   908,000
Louis R. Ross.....................        21,000(1)         371,438               378,000/                2,307,776/
                                                                                  151,000                   748,000
Edward E. Hagenlocker.............        43,500(1)         545,781                58,000/                  146,624/
                                                                                  185,500                   365,250
Kenneth Whipple...................        42,000(1)         381,938               198,000/                1,337,208/
                                                                                  131,750                   539,750

- -------------------------------------------------------------
NOTES

(1)The numbers shown in column (b) for Allan D. Gilmour, Louis R. Ross and Kenneth Whipple represent shares of Common Stock with respect to which SARs were exercised for cash. No shares of Common Stock were acquired in connection with the exercise of these SARs. Of the number shown for Edward E. Hagenlocker in column (b), 35,500 represent shares of Common Stock acquired upon the exercise of stock options, and 8,000 represent shares of Common Stock with respect to which SARs were exercised for cash.

(2)The year-end values shown for unexercised "in-the-money" options/SARs represent the difference between the fair market value of Common Stock subject to the options, based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 30, 1994, and the exercise prices of the options. "In-the-money" means that the fair market value of a share of stock exceeds the option exercise price on the valuation date.

As a general matter, whether or not financial benefit will be derived from the exercise of stock options depends on the relationship between the market price of the underlying securities and the exercise price of the options and on the optionee's own investment decisions. Options "in-the-money" on a given date can become "out-of-the-money" due to price fluctuations in the stock market. For these reasons, the Company believes that placing a current value on outstanding options is highly speculative and that such valuations may not represent the true benefit, if any, that may be realized by an optionee.

CONTINGENT STOCK RIGHTS AND RESTRICTED STOCK UNITS

Under the LTI Plans, eligible employees may be granted nontransferable Contingent Stock Rights ("CSRs"). In general, a CSR entitles the employee to receive, following completion of a specified Performance Period, a Final Award of up to the number of shares of Common Stock specified in the CSR ("Target Award"). The number of shares constituting a Final Award will depend upon the extent to which the Performance Target specified in the CSR is achieved or exceeded over the Performance Period, the employee's performance and other factors.

Under the 1990 Plan, eligible employees may be granted nontransferable Restricted Stock Units ("RSUs"). In general, an RSU entitles the employee to receive, following expiration of the restriction period and subject to the achievement of specified objectives, cash equal to the value of a share of Common Stock. The final number of RSUs which may be paid out in cash, which may not exceed the number of RSUs covered by the related grant, depends on the extent to which the performance objectives specified in the RSUs are achieved and the employee's individual contribution thereto.

The following table sets forth information with respect to grants of CSRs and RSUs made in 1994 to the named executives under the long-term incentive provisions of the 1990 Plan.

             LONG-TERM INCENTIVE PLAN-AWARDS IN LAST FISCAL YEAR(1)

                                                                           Estimated Future Payouts
                                                          (c)          under Non-Stock Price-Based Plans
                                      (b)             Performance      ---------------------------------
                                   Number of            or Other
                                 Shares, Units        Period Until        (d)          (e)        (f)
             (a)                    or Other           Maturation      Threshold     Target(2)  Maximum
             Name                  Rights(#)           or Payout          (#)          (#)        (#)
- ------------------------------   --------------      --------------    ----------    -------    --------
Alex Trotman..................   CSRs 120,000           1994-96            0          96,000    120,000
                                 RSUs 62,000         Ret. + 18 mos.        0             n/a     62,000
Allan D. Gilmour..............   CSRs 46,000            1994-96            0          36,800     46,000
Louis R. Ross.................   CSRs 28,000            1994-96            0          22,400     28,000
Edward E. Hagenlocker.........   CSRs 24,000            1994-96            0          19,200     24,000
                                 RSUs 9,000          Ret. + 18 mos.        0             n/a      9,000
Kenneth Whipple...............   CSRs 25,000            1994-96            0          20,000     25,000

- -------------------------------------------------------------
NOTES

1The entries in column (b) represent the number of shares specified in CSRs (adjusted to reflect the Company's two-for-one stock split in the form of a 100% stock dividend effective as of June 6, 1994) or RSUs granted in 1994.

CSRS

Performance Targets, the achievement of which determines the number of shares to be included in a Final Award, are determined by the Compensation and Option Committee (the "Committee"), which selects the persons who are eligible to receive CSRs. In general, grants of CSRs are made annually. The Performance Period ordinarily is five years for grants made prior to 1994 and three years for 1994 and future grants. For 1994, Performance Targets with respect to the CSRs reported in column (b) of this table cover the 1994-96 Performance Period and include essentially the same performance measures for each of the named executives.

Performance Targets with respect to the 1994-96 Performance Period include return on equity relative to the top 50 non-oil companies in the Fortune 500 each year and achievement of specific objectives for major product programs. Other Performance Targets for this Performance Period related to product quality, customer acceptance and relationships with employees.

During the Performance Period, CSR grantees are entitled to receive dividend equivalents with respect to the shares covered by the related Target Award, either in cash or in shares of Common Stock of equivalent value (subject to restrictions and earning out conditions) or in a combination of the two, as determined by the Committee. Dividend equivalents paid to the named executives in 1994 in cash are reported in column (e) of the Summary Compensation Table; dividend equivalents paid in the form of restricted stock are reported in column
(f) of that table.

After the end of a Performance Period, the Committee considers the extent to which the Company or a component has achieved or exceeded the Performance Targets as well as the individual performance of each grantee and determines the number of shares, if any, that will represent the Final Award for each grantee. Final Awards in the form of Common Stock made to the named executives in respect to the 1989-93 Performance Period are reported as "LTI Payouts" for 1993 under column (h) of the Summary Compensation Table.

Upon expiration of the applicable "Restriction Period" determined by the Committee, during which the shares representing Final Awards cannot be sold or otherwise disposed of and are subject to earning out conditions discussed below, shares of Common Stock or, if the Committee so determines, cash of equivalent value, are distributed to the individual. Dividends or dividend equivalents are paid on the number of shares represented by each Final Award.

The amount ultimately realized by an individual with respect to a Final Award will depend on the earning out conditions, which are explained below, and upon the value of the Company's Common Stock when the restrictions lapse.

Under the earning out conditions, if the employee's employment terminates by reason of a voluntary quit, retirement without Company approval, release in the best interest of the Company or discharge, or if the employee engages in competitive activity following termination, all of the employee's undistributed Final Awards, as well as outstanding CSRs, will be forfeited and cancelled unless a waiver is granted by the Committee. In addition, all of the employee's rights under any award will be forfeited if the Committee determines that the employee has acted in a manner inimical to the Company's best interests. Shares of Common Stock representing a Final Award are distributed to the employee free of restrictions and conditions after the expiration of the Restriction Period.

RSUS

The Committee establishes the performance objectives for the RSUs and selects the persons who are eligible to receive RSUs. For the 1994 grants reported in column (b) of the table on p. 26, the performance objective is the successful implementation of the Company's globalization program. Achievement of this objective will be measured against the seven strategies described in the Compensation and Option Committee Report on Executive Compensation under "Long-Term Compensation" (p. 20).

During the applicable Restriction Period determined by the Committee, RSU grantees are entitled to receive dividend equivalents payable in cash on the number of shares covered by the related grant. Dividend equivalents paid to the named executives in 1994 in cash are included in column (e) of the Summary Compensation Table.

During the Restriction Period the RSUs cannot be sold or otherwise disposed of and are subject to the same earning out conditions discussed above that are applicable to CSRs.

The Committee considers the extent to which the performance objectives have been accomplished and determines the number of RSUs, if any, that will be paid out in cash for each grantee. Cash of equivalent value, based on the number of shares covered by the RSUs finally determined, is paid to the individual after expiration of the Restriction Period. No RSUs were paid out in 1994 to any of the named executives.

Like CSRs, the amount ultimately realized by an individual with respect to an RSU grant will depend on the achievement of performance objectives, compliance with earning out conditions explained above and upon the value of the Company's Common Stock when the restrictions lapse.

2No payout targets were established in connection with the grants of RSUs.

PERFORMANCE GRAPHS

SEC proxy rules require a performance graph that compares the performance of the Company's Common Stock against Standard & Poor's 500 Stock Index and a published industry or line of business index or a group of "peer issuers," covering a five-year period. The Company has selected the other two principal U.S. automobile manufacturers as the "peer issuers" for the purposes of the line graph. Such an approach is thought to be more informative since relevant "line of business" indices merely combine the three U.S. automakers. A similar performance graph covering a ten-year period also is set forth in order to show the relative stock performance in the context of a period that more closely represents a full business cycle in the industry. Both graphs assume an investment of $100 at the beginning of the period and quarterly reinvestment of dividends.

             COMPARISON OF FIVE-YEAR CUMULATIVE SHAREHOLDER RETURN FORD, GENERAL MOTORS, CHRYSLER AND S&P 500 STOCK INDEX

      MEASUREMENT PERIOD                            GENERAL
    (FISCAL YEAR COVERED)            FORD           MOTORS         CHRYSLER         S&P 500
1989                                       100             100             100             100
1990                                        66              88              72              97
1991                                        75              77              71             126
1992                                       118              89             200             136
1993                                       183             155             338             150
1994                                       163             121             315             152

              COMPARISON OF TEN-YEAR CUMULATIVE SHAREHOLDER RETURN
             FORD, GENERAL MOTORS, CHRYSLER AND S&P 500 STOCK INDEX

      MEASUREMENT PERIOD                            GENERAL
    (FISCAL YEAR COVERED)            FORD           MOTORS         CHRYSLER         S&P 500
1984                                       100             100             100             100
1985                                       135              96             150             132
1986                                       205              97             184             156
1987                                       284              96             170             165
1988                                       399             139             206             192
1989                                       366             151             159             253
1990                                       243             132             115             245
1991                                       273             116             114             320
1992                                       433             135             319             344
1993                                       671             234             538             379
1994                                       599             182             501             384

RETIREMENT PLANS

The General Retirement Plan (the "GRP") provides a non-contributory benefit for each year of non-contributory participation, and added benefits associated with contributory participation. The Company also has two additional plans: a Supplemental Executive Retirement Plan (the "SERP"), under which certain executives, including the persons named in the Summary Compensation Table on page 22, may be entitled to an additional annual payment following retirement based on years of credited service and final average base salary and/or conditional annuities based on Company earnings, the executive's performance and other factors; and a Benefit Equalization Plan (the "BEP"), under which eligible employees, including the persons named in the table on page 22, receive benefits substantially equal to those the GRP would have provided but for certain Internal Revenue Code limitations.

For purposes of illustration, there are shown in the following table the amounts of annual retirement benefits that would be payable at normal retirement (age 65 or later) on January 1, 1995. Benefits are shown for various rates of final average base salary, assuming that employee contributions were made for the periods indicated. Employees who have completed at least one year of service contribute at the rate of 1 1/2% of base salary (3 1/2% of base salary over $1,150 a month prior to 1989). The table shows total amounts payable under the GRP, SERP and BEP, including amounts attributable to employee contributions.

                          ANNUAL CONTRIBUTORY PENSIONS
                                YEARS OF SERVICE

Final Average
 Base Salary       20 Years       25 Years       30 Years       35 Years       40 Years
- -------------     ----------     ----------     ----------     ----------     ----------
 $   200,000      $   84,050     $  105,370     $  126,690     $  148,040     $  167,490
     400,000         186,730        234,100        281,470        328,840        372,090
     600,000         317,410        397,830        478,250        558,760        632,690
     800,000         424,090        531,560        639,030        746,500        845,290
   1,000,000         530,770        665,290        799,810        934,330      1,057,890
   1,200,000         637,450        799,020        960,590      1,122,160      1,270,490
   1,400,000         744,130        932,750      1,121,370      1,309,990      1,483,090
   1,600,000         850,810      1,066,480      1,282,150      1,497,820      1,695,690
   1,800,000         957,490      1,200,210      1,442,930      1,685,650      1,908,290
   2,000,000       1,064,170      1,334,940      1,603,710      1,873,480      2,120,890

The compensation covered by the GRP, SERP and BEP is the employee's base salary and is identical to the compensation disclosed as "Salary" in the Summary Compensation Table. The GRP and BEP benefits generally are computed on the basis of the average of the employee's highest five consecutive annual base salaries in the ten years immediately preceding retirement. SERP benefits generally are computed on the basis of the average of the employee's final five year-end annual base salaries immediately preceding retirement. Conditional annuities were awarded in prior years to Messrs. Gilmour and Ross. By way of illustration, assuming retirement at age 65 and satisfaction of all earning out conditions, the estimated percentages of total annual retirement benefits to be paid under such annuities to these individuals are as follows: Allan D. Gilmour, 17%; and Louis R. Ross, 21%. No conditional annuities were awarded in 1992, 1993 or 1994.

As of December 31, 1994, the credited years of service for each of the executives named in the Summary Compensation Table on page 22 are as follows:
Alex Trotman, 39 years (including service in Britain); Allan D. Gilmour, 35 years; Louis R. Ross, 40 years; Edward E. Hagenlocker, 30 years; and Kenneth Whipple, 36 years.

The GRP and BEP benefits are computed as a joint and survivor annuity. The SERP benefit is computed as a straight-life annuity. Benefits payable under the plans are not reduced for Social Security or other offsets.

In June 1994, the Company established the Select Retirement Plan ("SRP"), a voluntary retirement program for certain U.S. supplemental compensation roll and above employees selected by the Company to participate. The SRP adds three years of age and contributory service to the otherwise eligible employee's attained age and service for retirement benefits purposes, with a floor on the increase of the employee's monthly benefits under any applicable retirement plans of 15% and uses final pay for three of the five years for calculating average pay. SRP benefits also include continuation of health and life insurance on the same terms as other retiring employees and pre-decision counseling and reemployment assistance. To participate in the SRP, an employee must be selected by management and generally must be at least age 55 and have 10 or more years of credited service under the Company's retirement plans.

Mr. Gilmour retired under the Company's Executive Separation Allowance Plan on January 1, 1995. Because Mr. Gilmour is eligible for the SRP, his benefit under this plan reflects the added three years of age and service. At age 65, Mr. Gilmour will receive benefits under the Company's retirement plans. His benefits under the retirement plans reflect the improvements provided by the SRP.

PROPOSAL 1

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The By-Laws of the Company provide that the Audit Committee of the Board of Directors each year shall select and engage on behalf of the Company independent public accountants to audit the books of account and other corporate records of the Company for such year. The By-Laws of the Company also provide that the Audit Committee's selection of independent public accountants for each fiscal year shall be made in advance of the annual meeting of stockholders in such fiscal year and shall be submitted for ratification or rejection at such meeting. If the stockholders should reject the selection of the Audit Committee, the Committee would reconsider the selection.

The Audit Committee has selected Coopers & Lybrand L.L.P. to audit the books of account and other corporate records of the Company for the year 1995. This firm has audited the Company's books since 1946 and is considered to be well qualified. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the meeting with the opportunity to make a statement and to respond to appropriate questions.

For 1994, the Company paid Coopers & Lybrand L.L.P., its principal independent public accountants, $21.9 million for world-wide audit and nonaudit services. (Additional information concerning the Audit Committee appears on page 12.) The Company will present to the meeting the following resolution:

"RESOLVED: That the selection, by the Audit Committee of the Board of Directors, of Coopers & Lybrand L.L.P. as independent public accountants to audit the books of account and other corporate records of the Company for 1995 be and hereby is ratified."

Adoption of this proposal requires approval by a majority of the votes that could be cast by stockholders who are present in person or by proxy at the meeting, computed in the case of each share as described in the second paragraph on page 1 of this Proxy Statement.

Spaces are provided in the accompanying form of proxy for specifying approval, disapproval or abstention as to this proposal, which is identified as Proposal 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

PROPOSAL 2

APPROVAL OF LIMITS AND OTHER TERMS UNDER WHICH SUPPLEMENTAL COMPENSATION MAY BE AWARDED TO CERTAIN EXECUTIVES UNDER THE COMPANY'S SUPPLEMENTAL COMPENSATION PLAN

Section 162(m) of the Internal Revenue Code and regulations proposed thereunder provide that to preserve the deductibility for federal income tax purposes of compensation in excess of $1 million that may be paid to certain specified executives under performance-based compensation plans, certain requirements must be met. These include that the terms of such compensation must be approved by the stockholders and that the terms include limits on the amount of compensation that may be paid to these executives under the plans.

In order to provide for the continued deductibility of compensation that may be paid under the Company's Supplemental Compensation Plan (the "Plan"), the Compensation and Option Committee (the "Committee") has approved, and has recommended to the Board of Directors that it present to the stockholders for approval, a resolution relating to the material terms of supplemental compensation that may be awarded under the Plan to the Chief Executive Officer and the other four highest compensated officers at year-end whose compensation is required to be reported in the Summary Compensation Table of the Proxy Statement (the "Covered Executives").

The terms under which eligible employees, including the Covered Executives, may receive supplemental compensation under the Plan are described below. Pertinent portions of the text of the Plan are set forth in Appendix A hereto. This Proposal seeks approval of these terms, as they relate to the Covered Executives, and a proposed additional term -- a limit on the amount of supplemental compensation that may be awarded to any of the Covered Executives for any year under the Plan. The new limit is set forth in Appendix A as a proposed amendment of the Plan, and will become effective only if the stockholders approve this Proposal.

EXISTING PLAN

The Plan provides for bonus awards based on annual worldwide profits. In general, salaried employees of the Company and eligible subsidiaries who are included in the Supplemental Compensation Roll and above are eligible to receive awards under the Plan.

The maximum total amount of all awards may not exceed the amount in the Reserve under the Plan. In general, a credit is made to the Reserve by the Committee for each year up to a maximum of 6% of "Income" for such year after deducting an amount equal to 10% of "Capital Employed in the Business" (as such terms are defined under the Plan and included in Appendix A hereto). The Committee may determine to credit to the Reserve less than the full amount creditable under the Plan formula.

The Committee determines each year the maximum total amount of all bonus awards that may be made for such year from the Reserve to all eligible employees and makes individual awards to Company officers. No target or maximum individual awards are contemplated under the existing Plan.

PROPOSED LIMITS AND TERMS FOR THE COVERED EXECUTIVES

If Proposal 2 is approved by stockholders, all of the above terms will remain in effect as they relate to the Covered Executives and a limit (the "Supplemental Compensation Limit") will be placed on the amount of supplemental compensation that may be awarded to any of them for any year under the Plan. Commencing with 1995, the Supplemental Compensation Limit for any year will be equal to 2% of the maximum amount creditable to the Reserve for that year. The Committee, in its discretion, may make individual awards in amounts that are lower than but not higher than the Supplemental Compensation Limit.

Historically, individual awards of supplemental compensation under the Plan have been less than the proposed Supplemental Compensation Limit. For example, the highest percentage of the amount creditable to the Reserve that was awarded to any executive as a bonus during the last ten years that bonuses have been awarded, including 1994, was 1.66%. If the proposed 2% Supplemental Compensation Limit had been applicable to awards to the Covered Executives for 1994, the maximum individual award that technically could have been made for that year would have been $7.2 million, which is more than any individual bonus actually paid for that year. If the proposed terms as they relate to the Covered Executives are approved as described herein, it is expected that the Committee generally will use its discretion under the Plan to make future awards of supplemental compensation that are lower than the Supplemental Compensation Limit.

In the event Proposal 2 is not approved by stockholders, the Committee has made no determination as to what action it might take with respect to the Covered Executives. The Committee's general approach to executive compensation is described in its report included in this Proxy Statement (pp. 14-21). The terms of the Supplemental Compensation Plan would remain in effect for all other employees who are eligible participants in the Plan.

RESOLUTION

The Board of Directors recommends that the stockholders approve the following resolution at the Company's Annual Meeting of Stockholders:

"WHEREAS, the stockholders of Ford Motor Company desire that the Company take action to preserve for federal income tax purposes the deductibility of compensation which may be paid under the Supplemental Compensation Plan to the Chief Executive Officer and the other four highest compensated officers at year-end named in the Summary Compensation Table in the Proxy Statement (the "Covered Executives"), it is

"RESOLVED, that the terms under which supplemental compensation may be awarded to the Covered Executives under the Company's Supplemental Compensation Plan, as described in Proposal 2 of the Company's 1995 Proxy Statement and as amended and set forth in Appendix A thereto, be and hereby are approved."

Adoption of this proposal requires approval by a majority of the votes that could be cast by stockholders who are present in person or by proxy at the meeting computed in the case of each share as described in the second paragraph on page 1 of this Proxy Statement.

Spaces are provided in the accompanying form of proxy for specifying approval, disapproval or abstention as to this proposal, which is identified as Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

PROPOSAL 3

APPROVAL OF LIMITS AND OTHER TERMS UNDER WHICH STOCK OPTIONS MAY BE GRANTED TO CERTAIN EXECUTIVES UNDER THE COMPANY'S 1990 LONG-TERM INCENTIVE PLAN

As stated above with respect to Proposal 2, Section 162(m) of the Internal Revenue Code and regulations proposed thereunder provide that to preserve the deductibility for federal income tax purposes of compensation in excess of $1 million that may be paid to certain specified executives under performance-based compensation plans, certain requirements must be met. These include that the terms of such compensation must be approved by the stockholders and that the terms include limits on the amount of compensation that may be paid to these executives under the plans. While Proposal 2 related to supplemental compensation that may be paid under the Company's Supplemental Compensation Plan, this Proposal relates to stock options that may be granted under Article 5 of the 1990 Long-Term Incentive Plan (the "LTI Plan").

In order to provide for the continued deductibility of compensation relating to stock options granted under the LTI Plan, the Compensation and Option Committee (the "Committee") has approved, and has recommended to the Board of Directors that it present to the stockholders for approval, a resolution relating to the material terms under which stock options may be granted under the LTI Plan to the Chief Executive Officer and the other four highest compensated officers at year-end whose compensation is required to be reported in the Summary Compensation Table of the Proxy Statement (the "Covered Executives").

The terms under which eligible employees, including the Covered Executives, may receive stock option grants under the LTI Plan are described below. Pertinent portions of the text of the LTI Plan are set forth in

Appendix B hereto. This Proposal seeks approval of these terms, as they relate to the Covered Executives, and of a proposed additional term -- a limit on the number of shares of Common Stock that may be granted as stock options (with or without related stock appreciation rights) to any of the Covered Executives during any year under Article 5 of the LTI Plan. The new limit is set forth in Appendix B as a proposed amendment of the LTI Plan, and will become effective only if the stockholders approve this Proposal.

EXISTING PLAN

Pursuant to Article 5 of the LTI Plan, stock options with or without related stock appreciation rights may be granted by the Board of Directors to such officers and other key salaried employees of the Company as are nominated by the Committee (and the Committee may grant options and related stock appreciation rights if authorized to do so by the Board).

In general, the option price of Common Stock covered by an option granted under
Article 5 of the LTI Plan is the fair market value of Common Stock on the date of grant of such option. Options and related stock appreciation rights granted under Article 5 of the LTI Plan terminate not later than ten years from the date of grant.

The Plan provides that the maximum number of shares of Common Stock that may be available for the granting of awards of shares of Common Stock, options to purchase such shares and various other rights with respect to such shares (collectively, "Plan Awards") each year is equal to 1% of the total number of issued shares of Common Stock as of December 31 of the preceding year (the "1% Limit"). The 1% Limit is subject to the proviso that it may be increased to up to 2% in any one or more calendar years, with a corresponding reduction in the number of shares available in subsequent years under the Plan. The 1% Limit, as increased or otherwise adjusted as permitted by the Plan, is hereinafter referred to as the "Overall Limit". As of December 31, 1994, the total number of issued shares of Common Stock was 952,584,183 shares, and 1% of such number was 9,525,841.83 shares.

Any unused portion of the 1% Limit for any calendar year may be carried forward and made available for Plan Awards in succeeding calendar years. Shares involved in the unexercised or undistributed portion of any terminated, expired or forfeited Plan Award also are available for further Plan Awards.

Although the existing LTI Plan limits the total number of shares of Common Stock that are available for all Plan Awards to be granted to all participants under the LTI Plan, the LTI Plan currently does not have a specific limitation on the maximum number of shares of Common Stock that may be subject to options granted to any individual during any year pursuant to Article 5.

PROPOSED LIMITS AND TERMS FOR THE COVERED EXECUTIVES

If Proposal 3 is approved by stockholders, all of the above terms will remain in effect as they relate to the Covered Executives and a limit (the "Stock Option Limit") will be placed on the number of shares of Common Stock that may be granted with or without any related stock appreciation rights to any of them during any year under Article 5 of the LTI Plan. Commencing with 1995, the Stock Option Limit will be equal to 2.5% of the Overall Limit. In addition, if the Proposal is approved, any unused portion of the 1% Limit carried over from any prior year would not be granted to any of the Covered Executives in any subsequent year. The Committee, in its discretion, may make individual awards in amounts that are lower than but not higher than the Stock Option Limit.

The proposed Stock Option Limit on options that may be granted to any of the Covered Executives pursuant to Article 5 of the LTI Plan exceeds the actual amount the Company has granted to any individual in any prior year (e.g., in 1994, approximately 2% of the Overall Limit was granted to the Chief Executive Officer; if the Stock Option Limit had been in effect for 1994 stock option grants, the maximum number of shares as to which options could have been awarded to any individual would have been 445,000 shares). The Committee believes, however, that the Stock Option Limit proposed for the Covered Executives will provide flexibility for it to make stock option grants within the proposed limit if the Committee, in its discretion, deems it appropriate in order to provide competitive compensation or to recognize unique individual contributions. If the terms under which stock options may be granted to the Covered Executives are approved as described herein, it is expected that the Committee generally will make individual stock option grants pursuant to Article 5 of the LTI Plan that are lower than the Stock Option Limit.

In the event Proposal 3 is not approved by stockholders, the Committee has made no determination as to what action it might take with respect to the Covered Executives. The Committee's general approach to executive compensation is described in its report included in this Proxy Statement (pp. 14-21). The terms of the LTI Plan relating to stock options would remain in effect with respect to all other employees who are eligible participants in the LTI Plan.

RESOLUTION

The Board of Directors recommends that the stockholders approve the following resolution at the Company's Annual Meeting of Stockholders:

"WHEREAS, the stockholders of Ford Motor Company desire that the Company take action to preserve for federal income tax purposes the deductibility of certain compensation which may be paid to the Chief Executive Officer and the other four highest compensated officers at year-end (the "Covered Executives") under
Article 5 of the 1990 Long-Term Incentive Plan, it is

"RESOLVED, that the terms under which stock options and related stock appreciation rights may be granted to the Covered Executives under Article 5 of the Company's 1990 Long-Term Incentive Plan, as described in Proposal 3 of the Company's 1995 Proxy Statement and as amended and set forth in Appendix B thereto, be and hereby are approved."

Adoption of this proposal requires approval by a majority of the votes that could be cast by stockholders who are present in person or by proxy at the meeting computed in the case of each share as described in the second paragraph on page 1 of this Proxy Statement.

Spaces are provided in the accompanying form of proxy for specifying approval, disapproval or abstention as to this proposal, which is identified as Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

PROPOSAL 4

RELATING TO ROTATION OF THE ANNUAL MEETING LOCATION

Mrs. Evelyn Y. Davis, Suite 215, Watergate Office Building, 2600 Virginia Ave., NW, Washington, D.C. 20037, and Highlights and Lowlights, who state that they are the owners of 200 shares and two shares, respectively, of Common Stock of the Company, have informed the Company that they intend to present the following proposal at the meeting:

"RESOLVED: That the shareholders of Ford recommend that the Board of Directors take the necessary steps to rotate the annual meeting to different cities where Ford has a large concentration of shares and/or plant facilities.

"Cities mentioned to be considered should include: Chicago, New York, San Francisco, Washington, D.C., Cleveland, Dallas, St. Louis and Kansas City.

"REASONS: Many corporations including Chrysler, General Motors, Ameritech, A.T., G.E., IBM, American Express, Xerox, I.T.T., Pacific Telesis, Bell Atlantic, U.S. West, UAL, Sears, Martin Marietta, Safeway, Texaco, American Brands and many others rotate on a regular basis.

"We do congratulate Ford on for the FIRST TIME having a rotated meeting in 1994 in Cleveland. However, we would like the Board to AGREE to make this a regular policy.

"Last year the owners of 25,526,136 shares, representing approximately 4.1% of shares voting, voted FOR our similar proposal."

Adoption of this proposal requires approval by a majority of the votes that could be cast by stockholders who are present in person or by proxy at the meeting, computed in the case of each share as described in the second paragraph on page 1 of this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 4.

Under the Company's By-Laws, the Board of Directors has the discretion to determine the location of the Company's Annual Meeting. In prior years, the Annual Meeting has been held in or near Detroit, close to the Company's headquarters and a large concentration of stockholders, employees and retirees. Last year, the Annual Meeting was held in Cleveland, Ohio, where the Company employs about 15,000 people at several plants and office locations. This year, the Board of Directors selected Norfolk, Virginia, the home of one of our assembly plants for the Ford F-Series pickup truck. The plant employs approximately 1,900 people, making the Company one of the largest private employers in the Norfolk area.

As demonstrated by the selection of Cleveland and Norfolk in the last two years, the Board believes that it is appropriate from time to time to hold the Annual Meeting in locations where the Company has significant operations or a large stockholder presence. The Board's objection to the proposal, however, is that it would commit the Company to a plan of mandatory rotation. The Board believes that it should continue to have flexibility in determining the location of Annual Meetings and that mandatory rotation would undermine the Board's ability to balance all the relevant factors, including convenience to stockholders, employees, directors and officers, cost, and security considerations.

Proposals similar to the present one were submitted at the 1984, 1989 and 1994 Annual Meetings and were rejected by a vote equal to 97.4%, 97.8% and 95.99%, respectively, of the votes cast.

Spaces are provided in the accompanying form of proxy for specifying approval, disapproval or abstention as to this proposal, which is identified as Proposal 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 4.

PROPOSAL 5

RELATING TO A REPORT ON MAQUILADORA OPERATIONS IN MEXICO

A number of stockholders have informed the Company that they intend to present the following proposal at the meeting. The names, addresses and information as to the number of shares owned by each of them will be provided by the Company upon request.

"WHEREAS: The business of U.S. corporations in Mexican maquiladora operations is increasingly controversial. Independent journalists have found dangerous environmental and health and safety practices in some U.S. Maquiladoras. The majority of U.S. companies pay their starting employees subsistence wages even though those employees work productively and efficiently. The average wage is grossly inadequate to meet the basic needs of a typical worker and their family.

"While Ford strives to maintain high environmental standards, pollution and toxic waste problems by U.S. companies in Mexico also have a direct impact on the U.S. border states and the health of U.S. citizens. We believe U.S. companies there should live up to high standards for the environment, employee wages and benefits.

"It is important that our company conduct a thorough review of our maquiladora operations, to examine areas needing improvement and make necessary changes in policy and practice.

"THEREFORE BE IT RESOLVED: Due to the extensive investments our Company has in Mexico, the shareholders request management to initiate a review of the Maquiladora Operations of our Company and prepare a summary report of the findings of the review and recommendations for changes in policy or performance in light of this survey. This report is to be made available to all shareholders within six months of the 1995 annual shareholder meeting.

"SUPPORTING STATEMENT: We believe this comprehensive review should include information on the following areas and questions:

"Fair Employment Practices and Standards of Living

1. Report company research on whether we provide fair and just wages to employees compared to local cost of living and poverty level, reasonable hours of work and decent working conditions.

2. Policy in employment discrimination based on sex, race, religious creed or political beliefs, equal pay for equal work and sexual harassment and how these policies are put into practice.

3. Policy on not interfering with workers' rights to organize and reach collective bargaining agreements.

4. Policy on child labor.

"Community Impact

1. Ways in which we provide assistance to local communities where our plants are situated by grants, community service, technical expertise.

2. That there be socially responsible action to encourage the Maquiladora Association and Mexican government agencies on different levels to improve access to housing, to adjust wages to cost of living and to responsibly care for the environment.

"Health and Safety Practices

1. Identity and volume of chemicals used and stored on premises, and whether warning labels on containers are in Spanish or English.

2. Evidence of health and safety training for employees as well as protective equipment and clothing.

3. Evidence of health and safety inspections by qualified outside consultants.

4. Policy on fair damage compensation to workers who suffer occupational injuries or illnesses.

"Responsible Practices for Handling Hazardous Wastes and Protecting the Environment

1. Compliance with Mexican environmental laws.

2. Review of any toxic chemical discharges and releases into air, water and land.

3. Hazardous waste disposal methods, including final location of disposal and verification that hazardous materials are being returned to country of origin.

4. Policy on discussing environmental concerns with the community and employees, providing access to lists of chemicals used in the plant and their health and environmental impact as is allowed under Right to Know legislation in the U.S."

Adoption of this proposal requires approval of a majority of the votes that could be cast by stockholders who are present in person or by proxy at the meeting, computed in the case of each share as described in the second paragraph on page 1 of this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 5.

Ford requires its maquiladoras to meet very high standards for responsible environmental, health, safety, personnel and community relations policies. These facilities generally follow the same environmental, personnel and other policies and practices as do Ford operations in the United States. At its maquiladora operations, Ford provides its employees wages and benefits that are equal or better on average than does the typical non-Ford maquiladora or the facing labor market competition, and Ford working conditions and benefits also exceed those required by applicable local or federal laws. The benefits vary from location to location and include complete food service, bus transportation, educational opportunities, major medical coverage, federal housing program assistance and, at some locations, local housing assistance, as well as sponsorship of various recreational activities.

The Company now operates 4 maquiladora plants employing about 8,700 employees as compared with 9 maquiladora plants employing about 9,700 employees in 1991. Ford maquiladoras currently account for less than 2% of the persons employed by maquiladoras.

The proposal requests a detailed review and report covering 14 specific items relating to the Company's maquiladora operations. Since 1991, the Company has made available to its stockholders a comprehensive report on its maquiladora operations detailing the information set forth in the first two paragraphs above and covering most of the same material sought by the proposal. A comprehensive update of that report has recently been prepared reflecting changes in the Company's maquiladora operations since the original report. Both the 1991 report and the update are available to all Company stockholders on request.

The proposal also asks that the report address certain internal Mexican governmental policies, including housing, wages and the environment. The Company believes that these policy issues are best addressed to the appropriate Mexican authorities.

Company management continues to be informed as to all aspects of its business operations in Mexico, including the maquiladoras, and, as the update demonstrates, continues to make relevant information available to its stockholders. The added review and report called for by the proposal would be burdensome and costly to prepare and would provide no significant additional information beyond that covered in the update.

For the foregoing reasons, the Board believes that the proposal and the action it calls for are unnecessary and not in the best interests of the Company or its stockholders. A proposal substantially identical to the present one was submitted at the 1994 Annual Meeting and rejected by a vote equal to 94.2% of the votes cast.

Spaces are provided in the accompanying form of proxy for specifying approval, disapproval or abstention as to this proposal, which is identified as Proposal 5.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 5.

ANNUAL REPORT AND OTHER MATTERS

The Annual Report of the Company for the year 1994, including financial statements, was recently mailed to the Company's stockholders. A complete list of the stockholders of record entitled to vote at the Annual Meeting will be open and available for examination by any stockholder, for any purpose germane to the meeting, between 9:00 A.M. and 5:00 P.M. at the Waterside Convention Center, 215 East Main Street, Norfolk, Virginia, for ten days prior to the meeting.

EXPENSES OF SOLICITATION

The cost of soliciting proxies in the accompanying form will be borne by the Company. The Company has retained Chemical Bank, New York, New York, to assist in the solicitation of proxies, if requested to do so, at a fee not to exceed $10,000 plus expenses. The Company may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by directors and by officers and other regular employees of the Company.

                                             By Order of the Board of Directors,

                                                              [SIG]

                                                        JOHN M. RINTAMAKI
                                                            Secretary
April 6, 1995

                                   APPENDIX A

       PARAGRAPHS 2 AND 4, PROPOSED PARAGRAPH 6F AND PARAGRAPHS 23K, 23L, 23M AND 23O OF THE SUPPLEMENTAL COMPENSATION PLAN (BOLD FACE TYPE,
            EXCEPT IN HEADINGS, IDENTIFIES THE PROPOSED AMENDMENTS)

                       SUPPLEMENTAL COMPENSATION RESERVE

2. The Company shall establish and maintain on its books of account a Supplemental Compensation Reserve (hereinafter referred to as the "Reserve") to which shall be credited for each year (commencing with the full calendar year
1955) an amount equal to 6% of the Income for such year, after first deducting from the amount of such Income an amount equal to 10% of the Capital Employed in the Business; provided, however, that the amount of such credit shall be reduced, if necessary, so that the credit made to the Reserve for any year will not have the effect of reducing Plan Net Income for such year to an amount less than 6% of the Capital Employed in the Business and, provided further, that for any year after 1977 the Compensation and Option Committee may in its discretion determine that a lesser amount be credited to the Reserve.

                                *  *  *  *  *  *

                       CREDITS AND DEBITS TO THE RESERVE

4. After the close of each year, and as promptly as practicable after they shall have completed their review and audit for such year of the accounts of the Company for the purpose of certification, the Company's independent certified public accountants shall determine and report in writing to the Compensation and Option Committee (a) the amount creditable to the Reserve for such year in accordance with Paragraph 2, which amount, or such lesser amount as may be determined by the Compensation and Option Committee pursuant to Paragraph 2, forthwith, and without any further action, shall be credited to the Reserve; (b) the aggregate amount debitable to the Reserve for such year pursuant to Paragraph 11a, which amount, to the extent not previously debited, forthwith, and without any further action, shall be debited to the Reserve; (c) the total amount of the Reserve (after giving effect to the credit pursuant to Paragraph 2, to all debits pursuant to Paragraphs 11a and 11c, to all debits pursuant to Paragraph 6 on account of the full amount of all awards that shall have been made by the Company and by Eligible Subsidiaries, whether or not such awards or any part thereof shall have been paid, and to all other credits, debits and adjustments that may have been made pursuant to this Plan); and (d) the amounts available for awards in reserves of Consolidated Subsidiaries as a result of the termination of Subsidiary Reserve Plans in accordance with Paragraph 11b.

                                *  *  *  *  *  *

                                     AWARDS

6F. ANYTHING IN THIS PLAN TO THE CONTRARY NOTWITHSTANDING, THE MAXIMUM AMOUNT OF ANY AWARD OF SUPPLEMENTAL COMPENSATION TO BE MADE TO ANY INDIVIDUAL FOR ANY YEAR COMMENCING WITH 1995 UNDER THIS PLAN IS 2% OF THE MAXIMUM AMOUNT CREDITABLE TO THE RESERVE FOR THAT YEAR. THE

COMPENSATION AND OPTION COMMITTEE MAY IN ITS DISCRETION MAKE INDIVIDUAL AWARDS OF SUPPLEMENTAL COMPENSATION THAT ARE LOWER THAN, BUT NOT GREATER THAN, SUCH MAXIMUM AMOUNT. ANYTHING IN THIS PLAN TO THE CONTRARY NOTWITHSTANDING, THIS PLAN SHALL BE INTERPRETED IN A MANNER CONSISTENT WITH THE REQUIREMENTS FOR PERFORMANCE-BASED COMPENSATION PLANS UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                                *  *  *  *  *  *

                                  DEFINITIONS

23k. The term "Income" shall mean, for the purpose of computing the amount which may be credited to the Reserve for any year, Plan Net Income for such year, plus
(i) provision for United States Federal income and excess profits taxes and all foreign income and excess profits taxes, (ii) provision for supplemental compensation (in an amount which shall be equal to the amount creditable to the Reserve for such year in accordance with Paragraph 2), and (iii) interest on Debt, all as shown by or included in the Company's Consolidated Statement of Income as certified by the Company's independent certified public accountants. Such Consolidated Statement of Income shall be set forth in the Company's Annual Report for such year.

23l. The term "Plan Net Income" shall mean, for the purpose of computing the amount which may be credited to the Reserve for any year, the net income for such year after all charges (including (i) provision for United States Federal income and excess profits taxes and all foreign income and excess profits taxes,
(ii) provision for supplemental compensation (in an amount which shall be equal to the amount creditable to the Reserve for such year in accordance with Paragraph 2), and (iii) interest on Debt), all as shown by or included in the Company's Consolidated Statement of Income as certified by the Company's independent certified public accountants, plus the aggregate amount of the equities of minority interests in the net income of Consolidated Subsidiaries as shown by such Consolidated Statement of Income.

23m. The term "Capital Employed in the Business" shall mean an amount equal to
(i) the total capital (including capital stock, capital account in excess of par value of stock, surplus, and earnings retained for use in the business, but excluding the amount of any treasury stock at that date other than treasury stock held for purposes of Paragraph 10), plus (ii) Debt, plus (iii) the aggregate amount of the equities of minority interests in the net assets of Consolidated Subsidiaries, all as shown on or included in the Company's Consolidated Balance Sheet, as certified by the Company's independent certified public accountants, all as of the end of the year immediately preceding that for which the credit to the Reserve is computed, plus or minus (iv) an allowance, proportionate to the fraction of the year involved, for any changes in such total capital, Debt or equities of minority interests during the year for which the credit to the Reserve is computed arising from (a) any issuance of capital stock, any sale of treasury stock, any purchase of capital stock, any retirement of capital stock other than treasury stock, (b) any increase or decrease in Debt, (c) any increase or decrease in the aggregate amount of the equities of minority interests in the net assets of any Consolidated Subsidiary arising from sources other than the earnings of or the payment of dividends by such Subsidiary, or (d) any addition or elimination of any Subsidiary or foreign branch to or from the Company's Consolidated Balance Sheet. Such Consolidated Balance Sheet and such allowance shall be set forth in the Company's Annual Report for the year for which the credit to the Reserve is computed.

                                *  *  *  *  *  *

23o. The term "Debt" shall mean the unpaid principal of all indebtedness of the Company or of any of its Consolidated Subsidiaries, whether an Eligible Subsidiary or otherwise, as principal and not as surety or guarantor, included in the Company's Consolidated Balance Sheet, as certified by the Company's independent certified public accountants, which indebtedness has a maturity at the time of its creation of more than one year, independent of acceleration, and is evidenced by a bond, debenture, or promissory note.

                                   APPENDIX B
       ARTICLE 3, INCLUDING PROPOSED AMENDMENTS TO PARAGRAPH (A) THEREOF,
           PARAGRAPHS (A) THROUGH (E) OF ARTICLE 5, AND PARAGRAPH (A)
               OF ARTICLE 11 OF THE 1990 LONG-TERM INCENTIVE PLAN
    (BOLD FACE TYPE, EXCEPT IN HEADINGS, IDENTIFIES THE PROPOSED AMENDMENTS)

                        STOCK AVAILABLE FOR PLAN AWARDS

3.(a) STOCK SUBJECT TO PLAN. The stock to be subject to or related to Plan Awards shall be shares of the Company's Common Stock of the par value of $1.00 per share ("Stock"), and may be either authorized and unissued or held in the treasury of the Company. The maximum number of shares of Stock with respect to which Plan Awards may be granted under the Plan, subject to adjustment in accordance with the provisions of Article 11 hereof, in each calendar year during any part of which the Plan is in effect shall be 1% of the total number of issued shares of Stock as of December 31 of the calendar year immediately preceding such year (the number of shares determined by application of such percentage in any calendar year being hereinafter called the "1% Limit" for such year); provided, however, that such percentage may be increased to up to 2% in any one or more calendar years, in which event the excess over 1% in any such calendar year shall be applied to the reduction of the aggregate number of shares that otherwise would have been available for Plan Awards pursuant to this paragraph (a) and paragraph (c) of this Article 3 in subsequent calendar years during the term of the Plan, in inverse order commencing with the year 2000. Notwithstanding the foregoing, (I) the aggregate number of shares that may be issued upon exercise of "incentive stock options" (as defined in paragraph
(a)(1) of Article 5 hereof) shall not exceed 2% of the number of shares authorized under the Company's Certificate of Incorporation at the date of adoption of the Plan (subject to adjustment in accordance with the provisions of Article 11 hereof) AND (II) THE MAXIMUM NUMBER OF SHARES OF STOCK SUBJECT TO OPTIONS (AS HEREINAFTER DEFINED), WITH OR WITHOUT ANY RELATED STOCK APPRECIATION RIGHTS (AS HEREINAFTER DEFINED), THAT MAY BE GRANTED PURSUANT TO ARTICLE 5 HEREOF TO ANY PARTICIPANT DURING ANY CALENDAR YEAR DURING ANY PART OF WHICH THE PLAN IS IN EFFECT SHALL BE 2.5% OF THE MAXIMUM NUMBER OF SHARES OF STOCK WITH RESPECT TO WHICH PLAN AWARDS MAY BE GRANTED DURING SUCH YEAR UNDER THE PLAN DETERMINED IN ACCORDANCE WITH THIS PARAGRAPH (A) OF THIS ARTICLE 3, SUBJECT TO ADJUSTMENT IN ACCORDANCE WITH THE PROVISIONS OF ARTICLE 11 HEREOF.

(b) COMPUTATION OF STOCK AVAILABLE FOR PLAN AWARDS. For the purpose of computing the total number of shares of Stock remaining available for Plan Awards at any time in each calendar year during which the Plan is in effect, there shall be debited against the total number of shares determined to be available pursuant to paragraphs (a) and (c) of this Article 3 (i) the maximum number of shares of Stock subject to issuance upon exercise of Options (as hereinafter defined) granted in such year, (ii) the number of shares of Stock representing Target Awards under Contingent Stock Rights (as hereinafter defined) granted in such year and (iii) the number of shares of Stock related to Other Stock-Based Awards (as hereinafter defined) granted in such year, as determined by the Committee in each case as at the dates on which such Plan Awards were granted.

(c) UNUSED, FORFEITED AND REACQUIRED SHARES. Any unused portion of the 1% Limit for any calendar year shall be carried forward and shall be made available for Plan Awards in succeeding calendar years. The shares involved in the unexercised or undistributed portion of any terminated, expired or forfeited Plan Award (including, without limitation, the shares involved in any Target Award (as hereinafter defined) that are not included in the related Final Award (as hereinafter defined)) also shall be made available for further Plan Awards. Any shares of Stock made available for Plan Awards pursuant to this paragraph (c) shall be in addition to the shares available pursuant to paragraph (a) of this Article 3.

                                *  *  *  *  *  *

                     OPTIONS AND STOCK APPRECIATION RIGHTS

5.(a) GRANT OF OPTIONS. (1) The Board of Directors, at any time and from time to time while the Plan is in effect, may authorize the granting of Options (as hereinafter defined) to such officers and other key salaried employees of the Company, whether or not members of the Board of Directors, as it may select from among those nominated by the Committee, and for such numbers of shares as it shall designate, subject to the provisions of this Article 5 and Article 3 hereof; provided, however, that no Option shall be granted to a Participant for a larger number of shares than the Committee shall recommend for such Participant. Each Option granted pursuant to the Plan shall be designated at the time of grant as either an "incentive stock option" ("ISO"), as such term is defined in the Internal Revenue Code of 1986, as amended (the "Code"), or its successors (or shall otherwise be designated as an option entitled to favorable treatment under the Code) or as a "nonqualified stock option" ("NQO") (ISOs and NQOs being herein referred to individually as an "Option" and collectively as "Options").

(2) Without in any way limiting the authority provided in paragraph (a)(1) of this Article 5, the Board of Directors may authorize the Committee to authorize the granting of Options, at any time and from time to time while the Plan is in effect, to such officers and other key salaried employees of the Company, whether or not members of the Board of Directors, as the Committee may select, subject to the provisions of this Article 5 and Article 3 hereof and subject to such other limitations as the Board of Directors may specify.

(3) The date on which an Option shall be granted shall be the date of the Board of Directors' or Committee's authorization of such grant or such later date as may be determined by the Board of Directors or the Committee, as the case may be, at the time such grant is authorized. Any individual may hold more than one Option.

(b) PRICE. In the case of each Option granted under the Plan the option price shall be the fair market value of Stock on the date of grant of such Option; provided, however, that in the case of any Option granted to an employee of a foreign subsidiary or a foreign branch of the Company or of a foreign Joint Venture the Board of Directors may in its discretion fix an option price in excess of the fair market value of Stock on such date. The term "fair market value" when used with reference to the option price shall mean the average of the highest price and the lowest price at which Stock shall have been sold regular way on the New York Stock Exchange on the date of grant of such Option. In the event that any Option shall be granted on a date on which there were no such sales of Stock on such Exchange, the fair market value of Stock on such date shall be deemed to be the average of such highest price and lowest price on the next preceding day on which there were such sales.

(c) GRANT OF STOCK APPRECIATION RIGHTS. (1) The Board of Directors may authorize the granting of Stock Appreciation Rights (as hereinafter defined) to such Participants who are granted Options under the Plan as it may select from among those nominated therefor by the Committee. The Committee may authorize the granting of Stock Appreciation Rights to such Participants as are granted Options under the Plan pursuant to paragraph (a) of this Article 5. Each Stock Appreciation Right shall relate to a specific Option granted under the Plan and may be granted concurrently with the Option to which it relates or at any time prior to the exercise, termination or expiration of such Option.

(2) The term "Stock Appreciation Right" shall mean the right to receive, without payment to the Company and as the Participant may elect, either (a) that number of shares of Stock determined by dividing (i) the total number of shares of Stock subject to the related Option (or the portion or portions thereof which the Participant from time to time elects to use for purposes of this clause (a), multiplied by the amount by which the fair market value of a share of Stock on the day the right is exercised exceeds the option price (such amount being hereinafter referred to as to the "Spread"), by (ii) the fair market value of a share of Stock on the exercise date; or (b) cash in an amount determined by multiplying (i) the total number of shares of Stock subject to the related Option (or the portion or portions thereof which the Participant from time to time elects to use for purposes of this clause (b)), by (ii) the amount of the Spread; or (c) a combination of shares of Stock and cash, in amounts determined as set forth in clauses (a) and (b) above; provided, however, that the total number of shares which may be received upon exercise of a Stock Appreciation Right for Stock shall not exceed the total number of shares subject to the related Option or portion thereof, and the total amount of cash which may be received upon exercise of a Stock Appreciation Right for cash shall not exceed the fair market value on the date of exercise of the total number of shares subject to the related Option or portion thereof.

(3) The Committee may impose such conditions as it may deem appropriate upon the exercise of an Option or a Stock Appreciation Right, including, without limitation, a condition that the Stock Appreciation Right may be exercised only in accordance with rules and regulations adopted by the Committee from time to time.

(4) The right of a Participant to exercise a Stock Appreciation Right shall be cancelled if and to the extent the related Option is exercised. The right of a Participant to exercise an Option shall be cancelled if and to the extent that shares covered by such Option are used to calculate shares or cash received upon exercise of a related Stock Appreciation Right.

(5) The fair market value of Stock on the date of exercise of a Stock Appreciation Right shall be determined as of such exercise date in the same manner as the fair market value of Stock on the date of grant of an Option is determined pursuant to paragraph (b) of this Article 5. Notwithstanding the preceding sentence, if a Participant shall elect to receive cash in full or partial settlement of a Stock Appreciation Right related to an NQO, and shall exercise such Stock Appreciation Right for cash, during any limited period of time (commonly known as a "window period") provided for in any rule or regulation of the Securities and Exchange Commission applicable to cash settlements of stock appreciation rights (such election and exercise having been made during such window period because the Participant was then, or previously was, an officer or director of the Company), unless the Committee shall otherwise provide in any form of Stock Option Agreement, the fair market value of Stock on the exercise date, for purposes of the preceding sentence, shall be deemed to be the highest fair market value (determined as aforesaid) on any day during such window period.

(6) If any fractional share of Stock would otherwise be payable to a Participant upon the exercise of a Stock Appreciation Right, the Participant shall be paid a cash amount equal to the same fraction of the fair market value of the Stock on the date of exercise.

(d) STOCK OPTION AGREEMENT. Each Option and related Stock Appreciation Right shall be evidenced by a Stock Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve. Each Stock Option Agreement shall provide that the Participant shall agree to remain in the employ of the Company for such period from the date of grant of such Option or combination of Options or related Stock Appreciation Rights as shall be provided in the Stock Option Agreement; provided, however, that the Company's right to terminate the employment of the Participant at any time, with or without cause, shall not be restricted by such agreement.

(e) TERMS OF OPTIONS AND STOCK APPRECIATION RIGHTS. Each Option and related Stock Appreciation Right granted under the Plan shall be exercisable on such date or dates, during such period, for such number of shares and subject to such further conditions as shall be determined pursuant to the provisions of the Stock Option Agreement with respect to such Option and related Stock Appreciation Right; provided, however, that a Stock Appreciation Right shall not be exercisable prior to or later than the time the related Option could be exercised; and provided, further, that in any event no Option or related Stock Appreciation Right shall be exercised beyond ten years from the date of grant of the Option.

                                *  *  *  *  *  *

                  MERGER, CONSOLIDATION, STOCK DIVIDENDS, ETC.

11.(a) ADJUSTMENTS. In the event of any merger, consolidation, reorganization, stock split, stock dividend or other event affecting Stock, an appropriate adjustment shall be made in the total number of shares available for Plan Awards and in all other provisions of the Plan that include a reference to a number of shares, and in the numbers of shares covered by, and other terms and provisions of, outstanding Plan Awards.

                                                NOTICE OF
                                                1995
                                                ANNUAL MEETING
                                                OF STOCKHOLDERS
                                                AND
                                                PROXY STATEMENT

(LOGO)        [Printed with Soy Ink
               Logo]

This Proxy Statement is printed
entirely on recycled and recyclable
paper. Soy ink, rather                                 (LOGO)
than petroleum-based ink, is used
throughout.

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
                                                            [FORD LOGO]


                                                        FORD MOTOR COMPANY


PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS


        The undersigned hereby appoints CLIFTON R. WHARTON, JR., JOHN M. DEVINE AND JOHN M. RINTAMAKI, or any of them, proxies with power of substitution, to vote all the shares of Common Stock which the undersigned is entitled to vote on all matters, unless the contrary is indicated on the reverse side hereof, which may come before Ford Motor Company's Annual Meeting of Stockholders to be
held at the Waterside Convention Center, 215 East Main Street, Norfolk, Virginia, at 10:00 A.M., Eastern Daylight Time, on May 11,
1995, and any adjournments thereof.

        THE PROXIES SHALL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THE REVERSE SIDE HEREOF.  UNLESS A
CONTRARY DIRECTION IS INDICATED, THE PROXIES SHALL VOTE THE SHARES (A) "FOR" THE ELECTION AS DIRECTORS OF ALL THE NOMINEES NAMED IN
THE PROXY STATEMENT AND LISTED ON THE REVERSE SIDE OR ANY OTHER PERSON SELECTED BY THE BOARD OF DIRECTORS IN SUBSTITUTION FOR ANY OF
THE NOMINEES AND (B) "FOR" PROPOSALS 1, 2 AND 3 AND "AGAINST" PROPOSALS 4 and 5, EACH OF WHICH IS SET FORTH IN THE PROXY STATEMENT.

ADDRESS CHANGE:  PLEASE NOTE CHANGE HERE AND MARK BOX ON REVERSE SIDE                  (Continued and to be signed on reverse side)



                                                                                                          /X/  Please mark
                                                                                                               your votes
                                                                                                                this way

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE
          OF ALL MANAGEMENT NOMINEES AND FOR PROPOSALS 1, 2 and 3.                         AGAINST PROPOSALS 4 AND 5.

                                                          FOR   AGAINST  ABSTAIN   Proposal 4--      FOR   AGAINST  ABSTAIN
Election of 15 directors: Colby H.      Proposal 1--      / /    / /       / /     Relating to       / /     / /    / /
Chandler; Michael D. Dingman; Edsel     Ratification of                            Rotation of
B. Ford II; William Clay Ford;          Selection of                               Annual Meeting
William Clay Ford, Jr.; Roberto C.      Independent                                Location
Goizueta; Irvine O. Hockaday, Jr.;      Public
Marie-Josee Kravis; Drew Lewis;         Accountants                                Proposal 5--      FOR   AGAINST  ABSTAIN
Ellen R. Marram; Kenneth H. Olsen;                                                 Relating to       / /     / /    / /
Carl E. Reichardt; Louis R. Ross;       Proposal 2--      FOR   AGAINST  ABSTAIN   a Report on
Alex Trotman and Clifton R.             Approval of       / /     / /      / /     Maquiladora
Wharton, Jr.                            Limits and                                 Operations in
                                        Other Terms of                             Mexico
  FOR     WITHHELD   WITHHELD for       Supplemental
  all     for all    the following      Compensation
nominees  nominees   only, write        for Certain
  / /       / /      name below:        Executives
                                                          FOR   AGAINST  ABSTAIN
                     _______________    Proposal 3--      / /    / /      / /
                                        Approval of
                                        Limits and
                                        Other Terms of
                                        Stock Options
                                        for Certain
                                        Executives                                             YES     NO
                                                                                   PLAN TO     / /    / /
                                                                                    ATTEND
                                                                                   MEETING

                                                               ___________                  ADDRESS
                                                                         |                   CHANGE   / /
                                                                         |
                                                                         |








Signature(s)__________________________________________________________________________ Date _______________________________

NOTE:  Please sign exactly as name appears above.  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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